UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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II-VI INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Notice of Annual Meeting of Shareholders

to be held on November 6, 2009

TO THE SHAREHOLDERS OF

II-VI INCORPORATED:

The Annual Meeting of Shareholders of II-VI Incorporated will be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056, on Friday, November 6, 2009, at 1:30 p.m. local time to consider and act upon the following matters:

1.	Election of the two (2) directors nominated by our Board of Directors for a term to expire in 2012;

2	Approval of the II-VI Incorporated 2009 Omnibus Incentive Plan; and

3.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

The shareholders will also be asked to consider such other matters as may properly come before the meeting.

The Board of Directors has established the close of business on Friday, September 4, 2009, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe that the rules will allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting.

IF YOU ARE UNABLE TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR PROXY. YOU HAVE THREE VOTING OPTIONS:

•	Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

•	By telephone, through the number shown on your proxy card; or

•	By mail, by completing, signing and returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Robert D. German, Secretary

September 25, 2009

II-VI INCORPORATED

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

November 6, 2009

This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Friday, November 6, 2009, at 1:30 p.m. local time at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056. This proxy statement was first made available to shareholders on or about September 25, 2009.

Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to this proxy statement and our Annual Report to Shareholders over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our shareholders instead of a paper copy of these proxy materials. All shareholders who do not receive the Notice will receive a paper copy of these proxy materials along with a form of proxy card by mail. All shareholders will have the ability to access our proxy statement and Annual Report to Shareholders on the Internet at www.proxyvote.com or to request to receive a printed set of the proxy materials, including a proxy card. Instructions on how to access our proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Only shareholders of record as of the close of business on Friday, September 4, 2009, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of 29,542,735 shares of Common Stock, no par value (“Common Stock”), each entitled to one vote per share.

All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted as described below under the caption “Recommendation of the Board of Directors.” Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under the Company’s Articles of Incorporation, By-Laws and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting in person or by proxy are entitled to cast generally is required for shareholder approval, including the approval of the II-VI Incorporated 2009 Omnibus Incentive Plan and the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. Since directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company unanimously recommends a vote FOR each of the Board’s nominees named below for election as director, FOR the approval of the II-VI Incorporated 2009 Omnibus Incentive Plan and FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Company’s By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number of directors as practicable, as determined by the Board. At present, the Board of Directors of the Company has determined that, effective upon election of directors at the Annual Meeting, the number of directors shall be seven, consisting of two directors in Classes One and Two and three directors in Class Three.

Two directors of Class One are to be elected to hold office for a term of three years and each until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. A vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his or her successor is elected, or until his or her death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The two Class One nominees receiving the greatest number of affirmative votes each will be elected as a Class One director whose term expires in 2012. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more of such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify when voting.

The persons named as proxies on the proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting as follows: for the election of Marc Y.E. Pelaez, who has served as a director of the Company since 2002, and for the election of Wendy F. DiCicco, who has served as a director of the Company since 2006.

Duncan A. J. Morrison has notified the Board of Directors of his decision to not stand for election to the Board of Directors as a Class One director at the upcoming Annual Meeting of Shareholders on November 6, 2009. Mr. Morrison has served as a Director of the Company and the Chairman of the Audit Committee since 1982. Mr. Morrison will retire from his service on the Board of Directors after 27 years of service.

The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors. The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Nominees for Class One Directors Whose Terms will Expire in 2012

Marc Y.E. Pelaez, 63, has served as a Director of the Company since 2002. Mr. Pelaez is a Rear Admiral, United States Navy (retired). Rear Admiral Pelaez currently is a private consultant to defense and commercial companies. He was Vice President of Engineering and later Vice President of Business and Technology

Development for Newport News Shipbuilding from 1996 until 2001, when it was acquired by Northrop Grumman Corporation. From 1993 to 1996, Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy from 1990 to 1993. From 1968 to 1990, he held numerous positions in the United States Navy. He is a graduate of the United States Naval Academy.

Wendy F. DiCicco, 42, has served as a Director of the Company since 2006. Ms. DiCicco has served as Chief Financial Officer of Globus Medical, Inc., a medical technology company since 2008. From 1998 to 2008 Ms. DiCicco served as Chief Financial Officer of Kensey Nash Corporation, a medical technology company. From 1996 to 1998, she was Controller of Kensey Nash Corporation. She was an Accounting and Audit Manager with Deloitte & Touche from 1994 to 1996. From 1990 to 1994, she held positions of Staff Accountant and Senior Accountant with Deloitte & Touche. Ms. DiCicco graduated from Philadelphia College of Textiles and Science with a B.S. degree in Accounting. Ms. DiCicco is a Certified Public Accountant in the Commonwealth of Pennsylvania and is a member of the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and Financial Executives International.

Existing Class Two Directors Whose Terms Expire in 2010

Peter W. Sognefest, 68, has served as a Director of the Company since 1979. Mr. Sognefest is President, Chief Executive Officer and Chairman of Seamoc, Inc. a private consulting firm. From 2002 to 2003 Mr. Sognefest was Vice-Chairman of Xymox Technologies, Inc., a manufacturer of membrane switches. From 1996 to 2002, he was President and Chief Executive Officer of Xymox Technologies, Inc. From 1994 until 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC), which he founded in 1984. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

Francis J. Kramer, 60, has served as a Director of the Company since 1989. Mr. Kramer has been employed by the Company since 1983, has been its President since 1985, and has been its Chief Executive Officer since 2007. Previously, Mr. Kramer served as Chief Operating Officer from 1985 to 2007. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh with a B.S. degree in Industrial Engineering and from Purdue University with an M.S. degree in Industrial Administration.

Existing Class Three Directors Whose Terms Expire in 2011

Carl J. Johnson, 67, has served as a Director of the Company since 1971. Dr. Johnson was a co-founder of the Company in 1971 and has served as Chairman since 1985. He served as President of the Company from 1971 until 1985, and as Chief Executive Officer from 1985 until 2007. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively.

Thomas E. Mistler, 67, has served as a Director of the Company since 1977. Mr. Mistler has been an operating partner for Buckingham Capital Partners, a private investment firm, since 2003. Mr. Mistler was President, Chief Executive Officer and a Director of ESCO Holding Corp. and Engineered Arresting Systems

Corporation, a manufacturer of aircraft and vehicle arresting systems, from 1999 to 2003. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation and from 1965 to 1998, Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation including serving as President of Westinghouse Saudi Arabia Limited from 1981 to 1984. Mr. Mistler graduated from Kansas State University with B.S. and M.S. degrees in Engineering.

Joseph J. Corasanti, 45, has served as a Director of the Company since 2002. Mr. Corasanti has served as President and Chief Executive Officer of CONMED Corporation, a publicly traded medical technology company, since 2006. From 1999 to 2006, he served as President and Chief Operating Officer of CONMED Corporation. From 1998 to 1999, he was Executive Vice President/General Manager of CONMED Corporation. He served as General Counsel and Vice President-Legal Affairs for CONMED Corporation from 1993 to 1998. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. He is a director of CONMED Corporation.

The Board of Directors of the Company unanimously recommends a vote FOR each of the Board’s nominees named above for election as director.

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

The Company’s Corporate Governance Guidelines provide that, in accordance with II-VI Incorporated’s long-standing policy, a substantial majority of the members of the Company’s Board of Directors must qualify as independent directors. The Company’s Board of Directors has determined that each continuing director and nominee for election as director, other than Carl J. Johnson and Francis J. Kramer, has no material relationship with the Company (other than as director) and is therefore “independent” within the meaning of the current listing standards of Nasdaq. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company. The Board of Directors considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. When assessing the “materiality” of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to whom the director is related and organizations with which the director is affiliated.

Lead Independent Director

The position of Lead Independent Director ensures that the Board of Directors serves in a capacity which is independent of management and that directors have an independent leadership contact. Thomas E. Mistler was appointed by the Board of Directors to this position. In general, the major responsibilities of the Lead Independent Director include:

•	Chairing executive sessions of the independent directors conducted at each Board of Directors meeting;

•	Acting as a liaison between the Board of Directors and the Chief Executive Officer;

•	Supporting the Chairman in the setting of the agenda for Board of Directors meetings, based on input from other directors;

•	Chairing meetings of the Board of Directors in the absence of the Chairman; and

•	Carrying out other duties as requested by the Nominating and Corporate Governance Committee and the Board of Directors.

Audit Committee Financial Experts

The Board of Directors has determined that at least two members of the Audit Committee, Duncan A.J. Morrison and Wendy F. DiCicco, qualify as “audit committee financial experts” as such term is defined by the Securities and Exchange Commission and that they have the requisite level of financial sophistication required under the listing standards of Nasdaq.

Director Mandatory Retirement

The Board of Directors has adopted a retirement policy for directors. Under this policy, directors may not stand for re-election after age 75. There are no directors retiring under this provision at the Annual Meeting.

Standing Board Limits

Board members are limited to serving on a maximum of three public company boards excluding the Company. All directors currently comply with this requirement.

Change in Director Occupation

Pursuant to a policy adopted by the Board of Directors, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director should tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Stock Ownership Program

In order to further align the directors’ and executive officers’ interests with those of II-VI Incorporated’s shareholders, the Board of Directors has established a stock ownership program that requires each director to own the Company’s Common Stock at a minimum level of 2,000 shares. The Board of Directors has also established a stock ownership program that requires the Chief Executive Officer to own the Company’s Common Stock at a ratio of three times his annual base salary and all other named executive officers to own the Company’s Common Stock at a ratio equal to their annual base salary. A director who does not comply with this program would not be permitted to stand for re-election. As of the date of this proxy statement, all directors and executive officers currently meet or exceed this requirement.

Code of Business Conduct and Ethics

The Board of Directors has approved and adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company and its subsidiaries. In addition, the Company has adopted an additional Code of Ethics for Senior Financial Officers. These documents are available on the Company’s website at www.ii-vi.com. The Company will promptly disclose on its website (i) any waiver of a director’s or executive officer’s compliance with the Code of Business Conduct and Ethics, and (ii) any amendments or waiver of the Code of Ethics for Senior Financial Officers.

Review and Approval of Related Person Transactions

The Company’s policies and procedures for review, approval or ratification of transactions with related persons are not contained in a single policy or procedure; instead, relevant aspects of such program are drawn from various corporate documents.

The Company’s Code of Business Conduct and Ethics requires that all of the Company’s and the Company’s subsidiaries’ directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, the Company’s Code of Business Conduct and Ethics provides that each of the Company’s and the Company’s subsidiaries’ directors, officers and employees must openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and the Company’s interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, the Company. Waivers of this Code for any of the Company’s executive officers or directors shall be granted only by the Board of Directors or a properly designated committee of the Board. It is expected that only those matters that are in the best interests of the Company would be approved or waived under this Code. Employees are required and encouraged to report violations of the Code, and such reports may be made anonymously. Anonymous reports are to be forwarded for review by the Audit Committee.

During the fiscal year 2009, the Company engaged Seamoc, Inc., a private consulting firm (“Seamoc”). Peter W. Sognefest, an independent director, is the President, Chief Executive Officer and Chairman of Seamoc. In addition, the Company paid fees to Marc Y.A. Pelaez, an independent director, to serve on certain of the Company’s subsidiaries’ advisory boards. The fees paid to these directors are included in the “All Other Compensation” column of the Director Compensation Table. All other directors of the Company, other than the involved directors, have approved these transactions.

Executive Sessions of Independent Directors

Executive sessions of independent directors, consisting of all directors other than Dr. Johnson and Mr. Kramer, are regularly scheduled and held at each meeting of the Board of Directors. The Lead Independent Director presides over these meetings.

Self-Evaluation, Self-Assessment and Director Continuing Education

The Board of Directors has a process whereby the full board and its members are subject to periodic self-evaluation and self-assessment. This process was most recently completed during fiscal year 2007.

The Board of Directors works with management to schedule new-director orientation programs and director continuing education programs. The orientation programs are designed to familiarize new directors with the Company’s businesses, strategies and challenges, and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for board members may include a mix of in-house and third-party presentations and programs.

Communications with Directors

Shareholders wishing to communicate with the Company’s Board of Directors may do so by sending a written communication addressed to the Lead Independent Director or to any member of the Board of Directors individually in care of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received at the Company’s principal executive offices will be delivered or forwarded to the individual director as soon as practical. The Company will forward all communications received from its shareholders that are simply addressed to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Nomination of Candidates for Director

The Company may consider candidates for director identified by several sources including existing directors, members of the Company’s management team, shareholders and third-party search firms.

The Company’s By-Laws describe the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of, and to vote at, a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Board of Directors no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year’s annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee, including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission.

The Nominating and Corporate Governance Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those factors set forth in the Company’s Nominating and Corporate Governance Committee Charter. In general, candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Broad training and experience in policy-making decisions in business;

•	Expertise that is useful to the Company and complementary to the background and experience of other directors;

•	Willingness to devote the amount of time necessary to carry out the duties and responsibilities as a director;

•	Commitment to serve on the Board of Directors over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	Willingness to represent the best interests of all shareholders and objectively appraise management performance.

Potential candidates are screened and interviewed by the Nominating and Corporate Governance Committee of the Board of Directors. All members of the Board of Directors may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Meetings of the Board

As provided by the Company’s Bylaws, the Board meets regularly on previously determined dates. Board meetings are held at least quarterly. Each Board member is expected to attend Board meetings and meetings of the committees on which the director serves either in person or by telephone, and to attend in person annual meetings of the Company’s shareholders.

Board Materials and Presentations

The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors’ review prior to the meeting. As a general rule, written materials are provided in advance on all matters requiring Board action. Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board’s discussion of key issues and make the most efficient use of the Board’s meeting time. Directors may request from the Chief Executive Officer any additional information they believe to be necessary to perform their duties.

Board Committees

The Board of Directors establishes committees to assist the Board in overseeing the affairs of the Corporation. Currently, there are four committees. The Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Subsidiary Committee are each responsible for defined areas delegated by the Board.

Access to Independent Advisors

The Board of Directors and its committees have the right to retain independent outside financial, legal or other advisors, as necessary and appropriate. The Company bears the cost of retaining such advisors.

Compensation of Directors

The Board of Directors sets the level of compensation for directors, based on the recommendation of the Compensation Committee, and taking into account the impact of compensation on director independence. Directors who are also current employees of the Corporation receive no additional compensation for services as directors.

The Compensation Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable companies. The Committee conducts its review with the assistance of outside consultants in the field of executive compensation. See “Director Compensation” in this proxy statement.

Selection of Directors

The Board of Directors nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings. The Nomination and Corporate Governance Committee, in consultation with the Chairman of the Board, reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

Size of the Board

As provided in the Corporation’s Articles of Incorporation, the Board of Directors is comprised of no less than five and no more than nine members. The exact number of directors is determined by the Board based on its current composition and requirements.

Director Attendance at Annual Meeting of Shareholders

Directors are expected to attend the Annual Meeting of Shareholders. All of the incumbent directors attended last year’s Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors held four (4) meetings during the fiscal year ended June 30, 2009. Certain meetings were held over a two-day period. Each director attended 100% of the meetings of the Board of Directors and any committee of which he or she is a member.

The Board of Directors has four standing Committees: Audit; Compensation; Nominating and Corporate Governance; and Subsidiary Committee. The Board of Directors has the authority to hire independent advisors to help fulfill its duties.

Audit Committee

The Board has an Audit Committee of independent directors currently consisting of Duncan A.J. Morrison (Chairman) Wendy F. DiCicco (Vice Chairman), Joseph J. Corasanti, and Thomas E. Mistler. If Ms. DiCicco is re-elected to the Board of Directors in November 2009, she will assume the duties of the Audit Committee Chairwoman as a result of Mr. Morrison notifying the Board of Directors of his retirement and his decision not to stand for election to the Board of Directors at the upcoming Annual Shareholders’ Meeting due to his retirement. The Audit Committee’s duties, in accordance with its written charter (a current copy of which is available on the Company’s website at www.ii-vi.com), include monitoring performance of the Company’s business plan, reviewing the Company’s internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee has the authority to hire independent advisors to help fulfill its duties. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. The Board of Directors has determined that both Duncan A.J. Morrison and Wendy F. DiCicco qualify as an “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission, and that they have the requisite level of financial sophistication required by the listing standards of Nasdaq. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended, and meets all applicable listing standards of Nasdaq. The Audit Committee met four times in fiscal 2009.

Compensation Committee

The Board has a Compensation Committee, comprised of independent directors, which is responsible for determining, in accordance with its written charter (a current copy of which is available on the Company’s website at www.ii-vi.com), the compensation of the Company’s directors and executive officers. The Compensation Committee’s duties also include administering and interpreting the Company’s 2005 Omnibus Plan (the “2005 Omnibus Plan”). The duties relating to the Company’s 2005 Omnibus Plan include selecting from eligible employees those persons to whom awards will be granted and determining the type of award, the number of shares to be included in each award, any restrictions on exercise or vesting for some or all of the shares subject to the award and the award price. The duties under the Company’s 2005 Omnibus Plan include proscribing, amending and rescinding rules and regulations relating to the 2005 Omnibus Plan; suspending the operation of the 2005 Omnibus Plan; and making all other determinations necessary to the administration of the 2005 Omnibus Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. If the 2009 Omnibus Incentive Plan is approved by the shareholders at the Annual Meeting, it is expected that the Compensation Committee will have the foregoing duties with respect to this new plan as well. The Compensation Committee has the authority to hire independent advisors to help fulfill its duties. The Compensation Committee is comprised of Peter W. Sognefest (Chairman), Joseph J. Corasanti, Wendy F. DiCicco, Thomas E. Mistler, Duncan A.J. Morrison and Marc Y.E. Pelaez. The Compensation Committee met two times in fiscal 2009.

For a description of the Compensation Committee’s processes and procedures in connection with consideration and determination of executive compensation, see “Compensation Discussion and Analysis” and, for director compensation, see “Director Compensation.”

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee, comprised of independent directors. The Nominating and Corporate Governance Committee, in accordance with its written charter (a current copy of which is available on the Company’s website at www.ii-vi.com), develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the Board of Directors. The Nominating and Corporate Governance Committee has the authority to hire independent advisors to help fulfill its duties. The current members of the Nominating and Corporate Governance Committee are Thomas E. Mistler (Chairman), Marc Y.E. Pelaez and Peter W. Sognefest. The Nominating and Corporate Governance Committee met two times in fiscal 2009.

Subsidiary Committee

The Board created a Subsidiary Committee in August 2009, comprised of independent directors. The Subsidiary Committee, in accordance with its written charter (a current copy of which is available on the Company’s website at www.ii-vi.com), oversees the activities of the Company’s operating subsidiaries as directed from time to time by the Board of Directors, and reports back to the Board on material developments. The Subsidiary Committee has the authority to hire independent advisors to help fulfill its duties. The current members of the Subsidiary Committee are Marc Y.E. Pelaez (Chairman), Thomas E. Mistler and Peter W. Sognefest.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, the Company (or “we”) will provide an overview and analysis of the Company’s (or “our”) executive compensation program, the material compensation decisions we have made under this program and policies, and the material factors that we considered in making those decisions. Following the Compensation Discussion and Analysis you will find a series of tables containing specific information about the compensation earned or paid in fiscal years 2009, 2008 and 2007 to the following individuals whom we refer to as our named executive officers (NEOs):

•	our President and Chief Executive Officer, Mr. Francis J. Kramer,

•	our Chief Financial Officer and Treasurer, Mr. Craig A. Creaturo,

•	our Chairman, Dr. Carl J. Johnson,

•	our Vice President – Compound Semiconductor Group, Dr. Vincent D. Mattera, Jr. and

•	our Vice President – Military & Materials Businesses, Mr. James Martinelli.

The discussion below is intended to help you understand the detailed information provided in the tables which follow and to put that information into the context of our overall executive compensation program.

Compensation Philosophy and Objectives

The Company’s philosophy in establishing compensation policies for our NEOs is to align compensation with our strategic objectives, while providing competitive compensation that enables us to attract and retain top quality executive talent. The Company’s executive compensation philosophy is based on a fundamental philosophy of pay-for-performance which is “at-risk,” which means it is not guaranteed but rather is largely earned through cash bonuses or equity-based compensation based on Company performance. The Compensation Committee of the Board of Directors believes that performance should be measured primarily on the Company’s ability to grow, in terms of financial metrics including revenues, earnings per share and cash flow from operations. The Compensation Committee has designed executive compensation policies which focus on achieving these performance criteria.

The primary objectives of our executive compensation policy are to:

•	Provide compensation in a manner that allows for shared risks and the potential for shared rewards.

•	Link the interest of the NEOs to the interest of shareholders and other potential investors.

•	Provide incentives for working toward increasing long-term shareholder value through growth-driven financial compensation.

•

Provide incentive for innovation, quality management, responsiveness to customer needs, environmental, health and safety performance and an action-oriented approach to opportunities in the marketplace.

•	Attract and retain individuals with the leadership and technical skills to carry the Company into the future, and to grow the business.

The executive compensation philosophy of the Compensation Committee is to target base salaries at or below the median of the market for similar positions at our Comparator Group (as defined below) and to target “at-risk” aggregate annual cash incentive awards above the median to provide the opportunity to achieve total cash compensation above the Comparator Group’s market median. With long-term equity-based incentives, the Compensation Committee targets the awards above market median.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

•	Base salary;

•	Annual cash incentive awards; and

•	Long-term, equity-based incentives.

Mix of Compensation Components

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives’ annual and long-term compensation is “at-risk.” This provides more upside potential and downside risk because these executive positions strongly influence the performance of the Company as a whole.

Compensation Committee Matters

Scope of Authority

The Compensation Committee acts on behalf of the Board of Directors of the Company and, by extension, the shareholders to establish the compensation of executive officers of the Company and provides oversight of the Company’s global compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to the II-VI Incorporated 2005 Omnibus Plan, the II-VI Incorporated Deferred Compensation Plan and bonus plans discussed below covering NEOs and other employees. In overseeing those plans, the Compensation Committee may delegate, when appropriate, authority for day-to-day administration and interpretation, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company. In general, certain duties such as participant selection and award determination have been delegated to the Chief Executive Officer and matters regarding award documents have been delegated to the Chief Financial Officer. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the NEOs.

The Committee’s Processes

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	Meetings. The Compensation Committee meets as needed each year. Compensation Committee agendas are established in consultation with the Committee Chair.

•

Assessment of Company Performance. The Compensation Committee uses performance measures in establishing total compensation ranges. The Compensation Committee considers various measures of Company and industry performance, including revenues, earnings per share, cash flow from operations, and growth from acquisitions. The Board of Directors believes profitable growth is the primary objective of the Company and the NEOs should be measured on and rewarded for the financial growth of the Company.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the NEOs. During the course of each year, the Compensation Committee meets with the Chief Executive Officer to review recommendations on changes, if any, in base salary of each NEO other than the Chief Executive Officer. During fiscal year 2009, the Compensation Committee engaged Mercer Human Resource Consulting, a compensation consulting firm. Based on the Compensation Committee’s judgment and salary practices, input from a peer group survey by Mercer Human Resource Consulting, and the employee’s performance and contribution to the Company, the Compensation Committee adjusts compensation for the NEOs.

•	Target Pay Philosophy. The Compensation Committee considers relevant market pay practices when setting executive compensation to ensure the Company’s ability to recruit and retain high caliber talent.

•

Development of Peer Group for Compensation Purposes. In assessing market competitiveness, the compensation of the Company’s NEOs is reviewed against executive compensation of a designated set of publicly-traded companies (the “Comparator Group”) which are listed below. The Comparator Group was identified and selected by the Compensation Committee with the assistance of the Company’s external compensation consultant. The Comparator Group for fiscal year 2009 consisted of 11 manufacturing companies with an Optical, Electronics, Instrumentation and/or Engineering NAICS code having revenues ranging from approximately $200 million to approximately $800 million with a median return on sales of approximately 10% or higher over a three-year period. Each member of the Company’s Comparator Group has executive officer positions other than Chairman that are comparable to the Company in terms of breadth, complexity and scope of responsibilities. In order to determine the executive compensation for fiscal year 2009, the Compensation Committee reviewed the compensation practices of the Comparator Group in order to ensure the appropriateness of the Company’s compensation program design and compensation levels. Mercer Human Resources Consulting was hired to report directly to the Compensation Committee as compensation consultants to advise on compensation matters. The consultants employed a benchmarking process as an assessment tool that compares elements of the Company’s compensation program with those of other companies that have similar characteristics.

The purpose of the benchmarking process is to:

•	Understand the competitiveness of current pay levels relative to the Comparator Group with similar revenues and business characteristics;

•	Understand the alignment between executive compensation levels and company performance; and

•	Serve as a basis for developing salary adjustments and incentive awards for the Compensation Committee’s approval.

In fiscal year 2009, the Comparator Group was comprised of the following companies: Cabot Microelectronics Corp, Cognex Corp., Cree, Inc., Dionex Corp., Excel Technology, Inc., FLIR Systems, Inc., Franklin Electric Company, Inc., Herley Industries, Inc., Mercury Computer Systems, Inc., OmniVision Technologies, Inc. and Rogers Corp.

Components of Executive Compensation for fiscal year 2009

For fiscal year 2009, the Compensation Committee used a three-pronged approach to its executive compensation program: 1) base salary; 2) annual cash incentive awards; and 3) long-term equity-based compensation. The Compensation Committee believes this program balances the mix of cash and equity compensation which makes a significant portion of each NEO’s compensation package “at-risk.” Historically, executive compensation for a particular fiscal year is reviewed by the Compensation Committee on a preliminary basis during its last meeting in the prior fiscal year and finalized during its first meeting in the current fiscal year. Following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for the NEOs.

Base Salary

The Compensation Committee sets base salary levels for executive officers each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual’s performance during the past year, and equity in relationship to other positions within the Company. Base salary is the one fixed component of our executives’ total direct compensation (base salary, short-and long-term incentive compensation), in contrast to annual and long-term compensation, which is “at-risk” based on the Company’s performance. The Compensation Committee meets with the Chief Executive Officer to review recommendations on changes, if any, in base salary of each NEO other than the Chief Executive Officer. The Compensation Committee receives input from the external compensation consultants when the Compensation Committee reviews recommendations on changes, if any, in base salary of the NEOs. The executive officers’ base salaries are targeted at or below the median of the market for similar positions at appropriate comparator companies. This targeted amount is consistent with the Company’s overall “at-risk” compensation philosophy which establishes the base salary at or below the median of the Comparator Group while providing the NEOs with target “at-risk” annual cash incentive awards to provide the opportunity to achieve total cash compensation above the market median. During fiscal year 2009, the Company announced several cost-saving measures in light of the uncertain economic conditions. The measures included a base salary freeze for certain business units for calendar 2009. Unless economic circumstances change, we expect that no NEO will receive a base salary increase in calendar 2009 and that annual base salary reviews will resume in calendar 2010.

For more information regarding our NEOs’ base salaries, see the “Summary Compensation Table.”

Cash Incentive Bonuses

The Compensation Committee establishes the targeted bonus program for each NEO each fiscal year based on input from several sources, including outside compensation consultants and, for each NEO other than the Chief Executive Officer, the Chief Executive Officer. The target awards are for an aggregate payout at or above the median of the Comparator Group’s annual cash incentive for NEOs in similar positions and responsibilities. Consistent with the Company’s “at-risk” compensation philosophy, the Compensation Committee targeted this range to emphasize the philosophy of pay-for-performance, which focuses on increased reward for the achievement of performance objectives. Actual bonus program payouts are determined by the Compensation Committee based upon the actual performance by the NEO against the targeted goals. The cash incentive bonuses link annual cash incentive payments to performance based on revenues, earnings per share, cash flow from operations, growth from acquisitions, and other relevant performance measures. Actual bonus program payouts also take into consideration the NEOs leadership skills and difficulty of his assignment. These awards are not guaranteed.

The Compensation Committee has established three separate types of cash bonus programs that may be utilized for NEOs. These cash bonus programs, the Bonus Incentive Plan, the Management-by-Objective Plan and the Discretionary Incentive Plan, are described below.

Bonus Incentive Plan

Our NEOs participate in the same Bonus Incentive Plan that is available to all employees who have met the required one year tenure with the Company. Under the Bonus Incentive Plan, each eligible employee receives a cash bonus based on a formula percentage of the appropriate unit’s operating profit determined annually by the Compensation Committee. The Company believes that the operating profits of each unit is the appropriate metric to calculate the Bonus Incentive Plan payout and helps align the interest of all eligible employees with the operating profit goal of the unit. In general terms, the Bonus Incentive Plan is based on the budgeted operating profit for a particular unit. A fixed percentage of operating profit is allocated over the projected base wages of a qualified participant such that each participant is targeted to receive an equal percentage bonus based on their base wages. Actual results will change from the budgeted payout due to changes in actual operating profit performance vs. budgeted operating performance, and changes in actual base wages vs. budgeted base wages. The Company believes the established target level is a meaningful “at-risk” compensation level and is consistent with the overall “at-risk” compensation philosophy that focuses on the financial growth and profitability of the Company. All NEOs participate in the Bonus Incentive Plan that has been established for the Company’s headquarters in Saxonburg, Pennsylvania. Partial bonus amounts are paid quarterly based on interim Company performance, and the remainder is paid after fiscal year end. The Compensation Committee establishes the budgeted target goal for the Bonus Incentive Plan to an attainable but challenging goal to meet. Payouts of awards under the Bonus Incentive Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Management-By-Objective Plan

Under the Management-By-Objective Plan, a fixed percentage of the appropriate unit’s operating profits is determined by the Compensation Committee and awarded to selected employees. The Company believes that the operating profits of each business unit or location are the appropriate metric to calculate the Management-By-Objective payout as operating profits are a financial measurement of the business unit’s or location’s growth. In general terms, the Management-By-Objective Plan targets a payout between 3% and 9% of an eligible employee’s base wages if the business unit or location achieves its targeted operating profit goals. The Company believes the targeted payout is an appropriate “at-risk” compensation level for these eligible employees and helps promote cross-functional performance and teamwork goals on financial, operational and safety objectives that are important to the Company and that require collaborative efforts from more than one employee and from one or more departments or functional areas. Messrs. Creaturo and Martinelli participate in the Management-By-Objective Plan that has been established for the Company’s headquarters in Saxonburg, Pennsylvania. These awards under the Management-By-Objective Plan are based on graded performance of recipients measured against pre-established Company operational goals. Mr. Kramer and Dr. Johnson in fiscal years 2007, 2008 and 2009 and Dr. Mattera in fiscal years 2008 and 2009 did not receive a payout for the Management-by-Objective Plan because they had significant influence on the establishment and grading of the goals under this program. The Chief Executive Officer establishes the operational target goals for the Management-By-Objective Plan to an attainable but challenging goal to meet. The Compensation Committee in conjunction with the Chief Executive Officer may adjust the payout based upon the evaluation of the individual’s participation and the overall accomplishments of the Management-By-Objective Plan. Payouts of awards under the Management-By-Objective Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Discretionary Incentive Plan

Under the Discretionary Incentive Plan, a method is provided for a direct link between eligible employee compensation and the Company’s annual performance. Awards under the Discretionary Incentive Plan are “at-risk” based on the performance of the Company, business unit and/or location. Each NEO has a Discretionary Incentive Plan with an assigned target award opportunity, expressed as a dollar amount. The Discretionary Incentive Plan is individually tailored to the responsibility of the eligible employee. Certain goals of the Discretionary Incentive Plan are linked to the Company’s annual growth objectives for revenues and earnings per share growth. Other goals focus on specific financial and operational targets that have been determined by the Compensation Committee and/or Chief Executive Officer to be important for that particular employee to direct his efforts. Each performance goal is graded individually and the Discretionary Incentive Plan award represents the total of the achievements on the individual performance goals. The Chief Executive Officer approves individual Discretionary Incentive Plans except his own, which is approved by the Compensation Committee. The Discretionary Incentive Plan is available to all NEOs and selected members of the Company’s senior management. Payouts of awards under the Discretionary Incentive Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

For Mr. Kramer and Dr. Johnson, the performance goals are based upon consolidated revenues and consolidated diluted earnings per share for the fiscal year. Mr. Creaturo’s performance goals are 50% based upon consolidated revenues and consolidated diluted earnings per share for the fiscal year and 50% upon pre-established individual goals which are determined to be important in relationship to the position he maintains within the Company. Dr. Mattera’s performance goals are 50% based upon the revenues and diluted earnings per share of the Compound Semiconductor Group which he manages and 50% on certain individual goals which are determined to be important in relationship to the position he maintains within the Company. Mr. Martinelli’s performance goals are 50% based upon the revenues and diluted earnings per share of the Military & Materials business segment which he manages and 50% on certain individual goals which are determined to be important in relationship to the position he maintains within the Company. The Compensation Committee believes an appropriate measurement of each NEOs performance is the NEOs ability to drive both revenue and dilutive earnings per share growth in accordance with Company’s compensation philosophy.

For fiscal year 2009, three (3) levels of performance were established for each Discretionary Incentive Plan: (i) a threshold level of performance below which no discretionary incentive bonus is paid; (ii) a target level of performance for which a target level of discretionary incentive bonus is paid; and (iii) a maximum level of performance for which an amount above the target level of discretionary incentive bonus is paid. The fiscal year 2009 targets for which bonus payments were earned, whether at the threshold, target or maximum percentage amounts, were established based on targeted improvements over fiscal year 2008 results for selected financial metrics including consolidated revenues, earnings per share, segment revenues and segment earnings per share. In general, the targeted improvements are correlated with the Company’s annual growth objectives for revenues and earnings per share. With respect to the other metrics utilized in determining whether discretionary incentive bonuses are achieved, which are not disclosed in this proxy statement, the Compensation Committee sets the minimum, target and maximum levels for each year such that the relative difficulty of achieving the target level is consistent from year to year and is set to be an attainable but challenging goal to meet.

For more information regarding our annual cash incentive programs, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table.”

Long-Term Incentive Compensation

The Compensation Committee believes that long-term incentive compensation is an integral component of our compensation program because it has the effect of recruiting, retaining and motivating high-quality employees. In addition, the Compensation Committee believes that long-term incentive compensation aligns the interests of eligible employees with the interests of shareholders, and rewards the achievement of the Company’s long-term strategic goals. For the NEOs, payment of long-term incentive awards is based on Company performance, and is targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual cash compensation. At the beginning of each fiscal year, the Compensation Committee reviews and approves a pool of equity-based compensation for that year to be granted to executives and other eligible employees who participate in the Company’s long-term incentive programs. In recent years, two types of long-term incentive awards, stock options and performance share awards have been granted to executive officers and other eligible employees. In August 2009, the first quarter of the Company’s 2010 fiscal year, the Compensation Committee granted restricted stock to certain NEOs. The Compensation Committee grants stock option awards, performance share awards and restricted stock so that these awards are targeted above the median long-term incentive compensation of the Comparator Group. The allocation between stock option awards, performance share awards and restricted shares are at the discretion of the Compensation Committee. The Compensation Committee believes that the use of stock options is an effective way to align NEOs interest with shareholders’ interest because executives only receive value through stock options if the Company’s stock appreciates. At the same time, the Compensation Committee does not want single-minded focus to drive short-term stock price appreciation to the detriment of the long-term success of the Company; therefore the use of performance shares and restricted stock helps keep focus on long-term strategic goals. Generally, each NEO receives an annual stock option award during the first quarter of the fiscal year. In fiscal 2008 and 2009, performance share awards also were granted in the first quarter of the fiscal year. Such performance share awards cover performance periods over a 24-month period.

The Compensation Committee uses the fair value of the equity incentives as calculated under Statement of Financial Accounting Standards No. 123, (revised) “Share-Based Payment” (“SFAS123(R)”) to determine the value of the stock option and performance share awards. The Compensation Committee believes this treatment best connects the financial expense recognized by the Company and the value of such awards to the NEOs.

Long-Term Incentive Compensation—Stock Options

Stock options provide the opportunity to purchase and maintain an equity position interest in the Company and to share in the appreciation of the value of the Common Stock. All stock options granted in fiscal year 2009 were granted from the Omnibus Plan. Some features of our stock option program include:

•

Twenty percent (20%) of the options are exercisable one year from the date of grant with comparable annual vesting increases on a cumulative basis each year thereafter except for the Chief Executive Officer, whose stock options become 100% vested upon grant;

•	The term of each grant does not exceed 10 years; and

•	The exercise price is equal to the closing market price on the date of grant.

Long-Term Incentive Compensation—Performance Share Awards

Performance share awards provide the opportunity to receive shares of Company stock if certain Company performance goals are achieved. During fiscal year 2009, the Company had two separate performance share awards for the Company’s NEOs under the Omnibus Plan. The awards established specific, independent performance goals for consolidated revenue (“Revenue Awards”) and consolidated cash flow from operations (“Cash Flow Awards”), in equal amounts, for the twenty-four month periods ending June 30, 2009 and June 30, 2010. Payouts will be determined based upon the greater of (i) the actual results for the full twenty-four-month performance period or (ii) the sum of the deemed payouts for each of the four (4) consecutive six-month periods comprising each of the performance periods, based on predetermined six-month performance goals. The Compensation Committee establishes the target performance goals to be an attainable but stretch goal to meet. The Compensation Committee believes the growth of revenues and cash flow from operations are a direct correlation to increased stock prices over time. The awards provide for the issuance of shares of the Company’s stock in the event that the Company achieves the established performance goals. The performance shares under two separate Revenue Awards and Cash Flow Awards are earned as follows:

•	Achieving 79.99% or less of the performance goal earns 0% of the target award;

•	Achieving between 80.0% and 99.99% of the performance goal earns from 50.0% to 99.99% of the target award;

•	Achieving 100.0% of the performance goal earns 100.0% of the target award;

•	Achieving between 100.1% and 119.99% of the performance goal earns from over 100.01% up to 149.99% of the target award; and

•	Achieving 120.0% or greater of the performance goal earns 150.0% of the target award.

Performance shares earned under the Revenue and Cash Flow Awards are issued after the completion of the performance period and upon the determination of the Compensation Committee that one or more performance goals have been achieved at a particular level. Payout of Revenue Awards is not contingent upon payout of Cash Flow Awards and vice versa.

The Company’s target and actual performance shares earned for the Revenue Awards and the Cash Flow Awards granted for the twenty-four month performance period which ended June 30, 2009 were as follows:

Named Executive Officer	Revenue Awards Target	Revenue Awards Earned	Overall % of Revenue Target *	Cash Flow Awards Target	Cash Flow Awards Earned	Overall % of Cash Flow Target *
FRANCIS J. KRAMER	6,750 shares	5,040 shares	74.7%	6,750 shares	4,150 shares	61.5%
CRAIG A. CREATURO	1,215 shares	907 shares	74.7%	1,215 shares	747 shares	61.5%
CARL J. JOHNSON	3,500 shares	2,613 shares	74.7%	3,500 shares	2,152 shares	61.5%
VINCENT D. MATTERA, JR.	1,215 shares	907 shares	74.7%	1,215 shares	747 shares	61.5%
JAMES MARTINELLI	1,215 shares	907 shares	74.7%	1,215 shares	747 shares	61.5%

*	A payout is possible under these programs, even though the overall performance is less than 80% for the entire 24 month performance because, as noted above, a payout also is based on the sum of the deemed payouts for each of the four (4) consecutive six-month periods comprising each of the performance periods, based on predetermined six-month performance goals.

The Compensation Committee elected to base Dr. Johnson’s long-term incentive award for fiscal year 2009 on stock options rather than performance shares due to Dr. Johnson’s continuing transition into a role having less responsibility and workload. The Company’s target and projected performance share payouts for the Revenue Awards and the Cash Flow Awards granted for the twenty-four month performance period which will end June 30, 2010 are as follows:

Named Executive Officer	Revenue Awards Target	Projected Revenue Awards	Overall % of Revenue Target **	Cash Flow Awards Target	Projected Cash Flow Awards	Overall % of Cash Flow Target **
FRANCIS J. KRAMER	4,250 shares	906 shares	21%	4,250 shares	2,843 shares	67%
CRAIG A. CREATURO	1,150 shares	245 shares	21%	1,150 shares	769 shares	67%
VINCENT D. MATTERA, JR.	1,000 shares	213 shares	21%	1,000 shares	669 shares	67%
JAMES MARTINELLI	1,000 shares	213 shares	21%	1,000 shares	669 shares	67%

**	See the footnote to the previous table.

For more information regarding the long-term incentive component of our compensation program, see the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”

The Company’s stock option awards and performance share awards vest immediately prior to a change in control. Stock option awards and performance share awards also vest in the event of death, disability or retirement, although performance awards only vest to the extent earned on a pro-rata basis for the months employed relative to the performance period. In all other circumstances, the awards terminate upon termination of employment. These vesting provisions are provided to reduce personal distractions that might otherwise arise in a change-in-control situation and to otherwise provide vesting terms that the Company believes are comparable in the market for these kinds of awards.

Deferred Compensation

The II-VI Incorporated Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and key employees of the Company to defer receipt of compensation into a trust fund for retirement purposes. The Deferred Compensation Plan was established to provide additional retirement savings benefits for NEOs and other executives beyond that available through the II-VI Incorporated Employees’ Profit Sharing Plan which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of discretionary incentive compensation and performance share awards into an account that will be credited with earnings at the same rate as one or more investments chosen by the participant, which are similar to the investment funds under the II-VI Incorporated Employees’ Profit Sharing Plan. Participants may also elect to defer and/or invest in the Company’s stock. The Company does not make any matching contributions to the Deferred Compensation Plan. All assets in the Deferred Compensation Plan are subject to claims of the Company’s creditors until such amounts are paid to participants.

For more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Non-Qualified Deferred Compensation Table.”

Employees’ Profit Sharing Plan

The NEOs participate in the II-VI Incorporated Employees’ Profit Sharing Plan (the “Profit Sharing Plan”) which is available to all eligible employees who have met tenure and service requirements. All NEOs participate in the Profit Sharing Plan that covers the Company’s Saxonburg, Pennsylvania headquarters. The Profit Sharing Plan also has the features of a 401(k) plan. Under the Profit Sharing Plan, the Company makes a matching contribution to the Profit Sharing Plan based upon the employee’s 401(k) deferred savings. In addition, the Company may make an additional contribution to the Profit Sharing Plan out of the Company’s operating profits as determined by the Compensation Committee.

For information regarding our contributions to the NEOs’ accounts under the Profit Sharing Plan, see the “Summary Compensation Table.”

Perquisites and Other Benefits

The Company does not provide perquisites or personal benefits to NEOs.

Employment Agreements

Each of the NEOs has an employment agreement with the Company, terminable by either party on thirty days’ prior written notice, which contains, among other matters, provisions for payment of compensation and benefits, and agreements regarding confidentiality, non-competition and assignment of inventions. These agreements are intended to protect the Company from a misuse of confidential information, knowledge and experience by the employee, and to specify the terms of separation should the employee cease to be employed by the Company. These agreements generally provide for severance prior to a change in control of up to nine months’ base salary for all NEOs except for Mr. Kramer whose agreement calls for two times “Average Annual Salary” as defined in that agreement and, other than for Dr. Johnson, contain change in control provisions. These change in control provisions, however, do not provide for a tax gross-up if severance compensation paid in connection with a change in control transaction is a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). In fact they provide for a cut-back of such compensation so that such payments are not “parachute payments” under the Code. The terms of these agreements are more fully described in the section titled “Potential Payments upon Change in Control and Employment Termination.” The severance and change in control provisions of these agreements are provided to reduce personal distractions that might otherwise arise day-to-day or in a change-in-control situation and to otherwise provide severance provisions, including change in control provisions, that the Company believes are comparable in the market for these kinds of agreements.

The employment agreement with Mr. Kramer was entered into in May 2007 in connection with his agreement to serve as Chief Executive Officer of the Company. Mr. Kramer’s agreement was amended and restated in September 2008 primarily to make such arrangements comply with Section 409A of the Code. In connection with the execution of Mr. Kramer’s employment agreement in 2007, as a result of the limitations imposed on severance payments in connection with a change in control pursuant to Section 280G of the Code, and in lieu of a tax gross-up provision, the Compensation Committee of the Board of Directors accelerated the vesting provisions on all outstanding stock options held by Mr. Kramer as of June 30, 2007. In addition, the Compensation Committee currently intends to continue to grant Mr. Kramer fully-vested options so that, in the event of a change in control transaction, no option award would accelerate and vest and thus be included as a “parachute payment” under Section 280G. The stock options awarded to Mr. Kramer in August 2007 and 2008 were fully vested. See also “Recent Compensation Decisions” below. The Compensation Committee believes that its decision to recommend the acceleration of the vesting of Mr. Kramer’s outstanding options in connection with his agreement to serve as Chief Executive Officer, including the accounting impact of such decision, in lieu of a tax gross-up provision, was appropriate and in the best interests of the Company given the adverse impact of Section 280G of the Code and the cost of a tax gross-up, Mr. Kramer’s more than twenty years of service with the Company and his long history of holding stock options for periods in excess of the vesting periods.

Messrs. Creaturo and Martinelli entered into employment agreements with the Company in September 2008. Previously Messrs. Creaturo and Martinelli did not have any employment agreements with the Company. These agreements are intended to protect the Company from a misuse of confidential information, knowledge and experience by the employee, and to specify the terms of separation should the employee cease to be employed by the Company.

Dr. Mattera originally entered into an employment agreement in January 2004 in connection with his employment with the Company. In September 2008, the Company entered into an amended and restated employment agreement with Dr. Mattera. This agreement includes provisions regarding the misuse of confidential information, knowledge or experience by the employee and specifies the terms of separation should Dr. Mattera cease to be employed by the Company.

The employment agreement with Dr. Johnson was entered into in 1988 and has remained in effect since that time.

As noted above, each of these employment agreements are more fully described in the section entitled “Potential Payments upon Change in Control and Employment Termination.”

Deductibility Cap on Executive Compensation

The Compensation Committee believes that the compensation program for executive officers should be structured in a manner that would permit deductibility under Section 162(m) of the Code. It also realizes that the evaluation of the overall performance of executive officers cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interest of the Company and its constituencies. In some situations where discretion is used, compensation may not be fully deductible. However, the Compensation Committee does not believe that such loss of deductibility would have a material impact on the financial condition of the Company.

Recent Compensation Decisions

On August 15, 2009, the Compensation Committee granted performance share awards, restricted stock awards and stock options under the 2005 Omnibus Plan to each NEO, except for Dr. Johnson, who only received stock options.

The performance share awards establish specific performance goals for the twenty-four month period ending June 30, 2011 (the “2011 Performance Period”). These awards provide for Revenue Awards and Cash Flow Awards for the 2011 Performance Period in equal amounts.

The Revenue Awards and Cash Flow Awards are earned as follows:

•	Achieving 79.99% or less of the performance goal earns 0% of the target award;

•	Achieving between 80.0% and 99.99% of the performance goal earns between 50.0% and 99.99% of the target award;

•	Achieving 100.0% of the performance goal earns 100.0% of the target award;

•	Achieving between 100.1% and 119.99% of the performance goal earns between 100.01% and 149.99% of the target award; and

•	Achieving 120.0% or greater of the performance goal earns 150.0% of the target award.

Payouts will be determined based upon the greater of (i) the actual results for the full twenty-four month 2011 Performance Period or (ii) the sum of the deemed payouts for each of the four consecutive six-month periods comprising the 2011 Performance Period, based on predetermined six-month performance goals. Payout of Revenue Awards is not contingent upon payout of Cash Flow Awards and vice versa.

The Revenue Awards and Cash Flow Awards targets for the NEOs for the 2011 Performance Period are as follows:

Named Executive Officer	Revenue Awards	Cash Flow Awards
FRANCIS J. KRAMER	8,350 shares	8,350 shares
CRAIG A. CREATURO	2,250 shares	2,250 shares
VINCENT D. MATTERA, JR.	1,925 shares	1,925 shares
JAMES MARTINELLI	1,925 shares	1,925 shares

In addition, on August 15, 2009, the Compensation Committee granted stock option awards and restricted share awards to the NEOs under the Omnibus Plan. The stock options contain the same features as described in the Long-Term Incentive Compensation—Stock Options above. The Compensation Committee elected to base Dr. Johnson’s long-term incentive award for fiscal year 2010 on stock options rather than performance shares and restricted shares due to Dr. Johnson’s continuing transition into a role having less responsibility and workload. Restricted shares were granted with a three-year cliff vesting. Stock options and restricted shares were granted to the NEOs as follows:

Named Executive Officer	Stock Options Granted
FRANCIS J. KRAMER	34,100 shares
CRAIG A. CREATURO	9,200 shares
CARL J. JOHNSON	11,250 shares
VINCENT D. MATTERA, JR.	7,900 shares
JAMES MARTINELLI	7,900 shares

Named Executive Officer	Restricted Shares Granted
FRANCIS J. KRAMER	4,150 shares
CRAIG A. CREATURO	4,150 shares
VINCENT D. MATTERA, JR.	4,150 shares
JAMES MARTINELLI	4,150 shares

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)	based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Thomas E. Mistler

Duncan A.J. Morrison

Marc Y.E. Pelaez

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes compensation paid to our current Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (collectively, our Named Executive Officers or NEOs) for the fiscal years ended June 30, 2009, 2008 and 2007, except in the case of our Vice President—Military & Materials for whom such disclosure was not required in fiscal year 2007. All subsequent tables and information in this section will be presented for these five employees as applicable. All footnote references and explanatory remarks relate to fiscal year 2009 unless otherwise noted.

Summary Compensation Table

Fiscal Years Ended June 30, 2009, 2008 and 2007

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
		($)	($)	($)	($)	($)	($)
FRANCIS J. KRAMER President and Chief Executive Officer	2009 2008 2007	$433,000 360,000 293,250	$161,728 297,806 124,940	$417,589 224,689 506,775	$46,981 678,764 398,330	$25,825 33,879 30,280	$1,085,123 1,595,138 1,353,575

CRAIG A. CREATURO Chief Financial Officer and Treasurer	2009 2008 2007	$227,125 201,250 185,000	$37,096 59,809 30,106	$104,578 84,913 82,414	$91,519 251,909 217,491	$21,731 24,532 23,390	$482,049 622,413 538,401

CARL J. JOHNSON Chairman	2009 2008 2007	$212,000 234,000 320,000	$38,155 213,996 137,986	$206,231 168,985 152,163	$23,002 445,247 495,648	$25,489 31,502 30,852	$504,877 1,093,730 1,136,649

VINCENT D. MATTERA, JR. Vice President—Compound Semiconductor Group	2009 2008 2007	$208,500 203,837 197,118	$33,985 59,809 30,106	$169,217 174,644 162,872	$275,940 272,468 220,859	$22,217 26,512 24,847	$709,859 737,270 635,802

JAMES MARTINELLI Vice President—Military & Materials Businesses	2009 2008	$194,000 185,750	$33,985 51,634	$93,789 51,666	$116,999 241,047	$20,260 23,485	$459,033 553,582

(1)	Represents the compensation expense recognized for financial statement reporting purposes for the fiscal years ended June 30, 2009, 2008 and 2007 in accordance with SFAS 123(R) related to the performance-based share awards granted on August 11, 2007 and August 16, 2008. The performance share expense for fiscal year 2009 was based on a pro-rata amount of the actual payout of 74.7% and 61.5% as a result of the achievement of the Revenue Award and Cash Flow Award performance conditions, respectively, under the conditions of the performance share awards granted on August 11, 2007 for the 24-month performance period ended June 30, 2009. The performance share expense for fiscal year 2009 for the 24-month performance period ending June 30, 2010 for the performance shares granted on August 16, 2008 was based on a pro-rata amount of the expected payout of 21% and 67%, respectively, as a result of the estimated probabilities of achieving the Revenue Award and Cash Flow Award performance conditions.

(2)	Amounts reflect the compensation expense recognized for financial statement reporting purposes for the fiscal years ended June 30, 2009, 2008 and 2007 in accordance with SFAS 123(R) related to option awards granted in and prior to the fiscal year ended June 30, 2009. Refer to Note A to the Company’s Consolidated Financial Statements on Form 10-K for the year ended June 30, 2009 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

(3)	Amounts reflect the cash awards, as applicable for the NEOs, under the Company’s Bonus Incentive Plan, the Management-By-Objective Plan and the Discretionary Incentive Plan, which are discussed in further detail in Compensation Discussion and Analysis. Mr. Kramer and Dr. Johnson, in fiscal years 2007, 2008 and 2009, and Dr. Mattera in fiscal years 2008 and 2009 did not participate in the Management-by-Objective Plan because they had significant influence on the establishment of the goals under this program. For Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli, the cash awards under the Bonus Incentive Plan for fiscal year 2009 were $46,981, $24,643, $23,002, $28,939 and $21,049, respectively. For Mr. Creaturo and Mr. Martinelli, the cash awards under the Management-By-Objective Plan for fiscal year 2009 were $17,876 and $14,950, respectively. For Mr. Creaturo, Dr. Mattera and Mr. Martinelli, the cash awards under the Discretionary Incentive Plan for fiscal year 2009 were $49,000, $127,000 and $81,000, respectively. Mr. Kramer and Dr. Johnson did not receive a cash award under the Discretionary Incentive Plan since certain pre-established operating targets were not achieved during the fiscal year 2009. In addition, Dr. Mattera earned a bonus payout of $120,000 relating to his integral involvement in the Company’s strategic transactions during fiscal year 2009.

(4)	Amounts reflect premiums paid for life and disability insurance and the Company’s 401(k) and profit sharing contributions under the Profit Sharing Plan, which is qualified under Section 401 of the Code. For Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli, profit sharing contributions made by the Company for fiscal year 2009 were $14,444, $13,109, $14,004, $13,055 and $11,948, respectively. For Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli, 401(k) matching contributions made by the Company for fiscal year 2009 were $10,349, $8,406, $8,437, $8,610 and $7,760, respectively.

This table provides additional information about grants of awards to our NEOs in the fiscal year ended June 30, 2009.

Grants of Plan-Based Awards

Fiscal Year Ended June 30, 2009

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards; Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/ Share) (4)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold	Target		Maximum		Threshold	Target	Maximum
		($)	($)		($)		(#)	(#)	(#)	(#)
FRANCIS J. KRAMER	—	$—	$470,000	(i)	$790,000	(i)	—	—	—	—	$—	$—
	—	$—	$72,000	(ii)	$108,000	(ii)	—	—	—	—	$—	$—
	8/16/2008	$—	—		—		4,250	8,500	12,750	—	$—	$203,745
	8/16/2008	$—	—		—		—	—	—	20,925	$46.99	$417,589

CRAIG A. CREATURO	—	$—	$182,000	(i)	$253,000	(i)	—	—	—	—	$—	$—
	—	$—	$34,000	(ii)	$51,000	(ii)	—	—	—	—	$—	$—
	—	$—	$18,000	(iii)	$27,000	(iii)	—	—	—	—	$—	$—
	8/16/2008	$—	—		—		1,150	2,300	3,450	—	$—	$55,131
	8/16/2008	$—	—		—		—	—	—	5,625	$46.99	$112,255

CARL J. JOHNSON	—	$—	$230,000	(i)	$395,000	(i)	—	—	—	—	$—	$—
	—	$—	$35,000	(ii)	$53,000	(ii)	—	—	—	—	$—	$—
		$—	—		—		—	—	—	—	$—	$—
	8/16/2008	$—	—		—		—	—	—	10,275	$46.99	$205,053

VINCENT D. MATTERA, JR.	—	$—	$200,000	(i)	$267,000	(i)	—	—	—	—	$—	$—
	—	$—	$35,000	(ii)	$53,000	(ii)	—	—	—	—	$—	$—
	8/16/2008	$—	—		—		1,000	2,000	3,000	—	$—	$47,940
	8/16/2008	$—	—		—		—	—	—	4,725	$46.99	$94,294

JAMES MARTINELLI	—	$—	$177,000	(i)	$245,000	(i)	—	—	—	—	$—	$—
	—	$—	$31,000	(ii)	$47,000	(ii)	—	—	—	—	$—	$—
	—	$—	$17,000	(iii)	$26,000	(iii)	—	—	—	—	$—	$—
	8/16/2008	$—	—		—		1,000	2,000	3,000	—	$—	$47,940
	8/16/2008	$—	—		—		—	—	—	4,725	$46.99	$94,294

(1)	These columns show the range of potential payouts for awards made in fiscal year 2009 under (i) the Discretionary Incentive Plan, (ii) the Bonus Incentive Plan and (iii) the Management-By-Objective Plan if the target or maximum goals are satisfied for the performance measures. These payouts are performance-driven and, therefore, are “at-risk.” The business measurements and performance goals are described in “Compensation Discussion and Analysis.” Mr. Kramer, Dr. Johnson and Dr. Mattera did not receive any awards under the Management-By-Objective Plan for fiscal 2009. The aggregate incentive amounts paid under these plans for fiscal year 2009 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	These columns show the range of payouts of performance shares if threshold, target or maximum goals are achieved under the Omnibus Plan as described in the section titled “Long-Term Incentive Compensation—Performance Share Awards” in “Compensation Discussion and Analysis.”

(3)	This column shows the number of stock options granted in fiscal year 2009 under the Omnibus Plan. Generally, options vest and become exercisable ratably in five equal annual installments beginning one year after the grant date except for Mr. Kramer, whose options are fully vested upon grant pursuant to the terms of his employment agreement.

(4)	This column shows the exercise prices for the stock options granted in fiscal year 2009, which exercise prices are equal to the closing market prices of Common Stock on the respective grant dates.

(5)	This column shows the full grant date fair value of stock and option awards computed in accordance with SFAS 123(R). Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. The performance share grant date fair value is based on a value of $46.99 per share, which was the closing price of Common Stock on the grant date multiplied by the targeted number of the future payout of the performance shares at the target level. Refer to Note A to the Company’s Consolidated Financial Statements on Form 10-K for the year ended June 30, 2009 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

This table summarizes the equity awards held by our NEOs which are outstanding as of June 30, 2009.

Outstanding Equity Awards

As of Fiscal Year End June 30, 2009

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
	(#)	(#)	($)		(#)	($)
FRANCIS J. KRAMER					4,250	$94,478
	10,000	—	$8.00	8/11/2010	—	—
	20,000	—	$6.45	8/09/2012	—	—
	14,000	—	$16.88	8/13/2014	—	—
	25,000	—	$19.10	2/24/2015	—	—
	9,000	—	$20.73	8/12/2016	—	—
	4,150	—	$21.07	8/31/2016	—	—
	17,600	—	$27.77	8/11/2017	—	—
	20,925	—	$46.99	8/16/2018	—	—
CRAIG A. CREATURO					1,150	$25,565
	8,000	2,000	$16.88	8/13/2014	—	—
	8,160	2,040	$19.10	2/24/2015	—	—
	3,600	2,400	$17.59	9/19/2015	—	—
	2,400	3,600	$20.73	8/12/2016	—	—
	820	3,280	$27.77	8/11/2017	—	—
	—	5,625	$46.99	8/16/2018	—	—
CARL J. JOHNSON					—	$—
	10,000	—	$8.00	8/11/2010	—	—
	20,000	—	$6.45	8/09/2012	—	—
	11,200	2,800	$16.88	8/13/2014	—	—
	24,160	6,040	$19.10	2/24/2015	—	—
	4,000	6,000	$20.73	8/12/2016	—	—
	1,800	2,700	$21.07	8/31/2016	—	—
	2,300	9,200	$27.77	8/11/2017	—	—
	—	10,275	$46.99	8/16/2018	—	—
VINCENT D. MATTERA, JR.					1,000	$22,230
	16,535	—	$13.20	2/11/2014	—	—
	8,000	2,000	$16.88	8/13/2014	—	—
	9,600	2,400	$18.72	2/11/2015	—	—
	3,600	2,400	$17.59	9/19/2015	—	—
	2,400	3,600	$20.73	8/12/2016	—	—
	700	2,800	$27.77	8/11/2017	—	—
	800	3,200	$36.69	5/3/2018	—	—
	—	4,725	$46.99	8/16/2018	—	—
JAMES MARTINELLI					1,000	$22,230
	12,000	—	$8.00	8/11/2010	—	—
	12,000	—	$6.45	8/9/2012	—	—
	6,400	1,600	$16.88	8/13/2014	—	—
	3,600	2,400	$17.59	9/19/2015	—	—
	1,200	1,800	$20.73	8/12/2016	—	—
	700	2,800	$27.77	8/11/2017	—	—
	2,000	8,000	$36.69	5/3/2018	—	—
	—	4,725	$46.99	8/16/2018	—	—

(1)	This column shows the number of stock options outstanding as of June 30, 2009 under the 2005 Omnibus Plan. Generally, options vest and become exercisable ratably in five equal annual installments beginning one year after the grant date except for Mr. Kramer, whose options are fully vested upon grant pursuant to the terms of his employment agreement.

(2)	This column shows the number of unvested performance shares outstanding under the 2005 Omnibus Plan as of June 30, 2009. The scheduled vesting dates of each of these performance share awards are in equal amounts, December 31, 2009 and June 30, 2010, assuming achievement of pre-established performance objectives. The performance share amounts presented are based on achieving performance goals at target. The Compensation Committee elected to grant Dr. Johnson’s long-term incentive award for fiscal year 2009 in stock options rather than performance shares due to Dr. Johnson’s continuing transition into a role having less responsibility and workload.

(3)	Based on the closing price of the Company’s common stock on June 30, 2009 of $22.23 per share.

This table provides information for the NEOs on (1) stock option exercises during fiscal year 2009, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of performance share awards and the value realized, before payment of any applicable withholding tax and broker commissions.

Option Exercises and Stock Vested

Fiscal Year Ended June 30, 2009

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($) (2)
FRANCIS J. KRAMER	—	$—	2,499	$55,553
CRAIG A. CREATURO	12,000	445,200	676	15,027
CARL J. JOHNSON	—	—	—	—
VINCENT D. MATTERA, JR.	—	—	588	13,071
JAMES MARTINELLI	—	—	588	13,071

(1)	The value realized on exercise of option awards represents the difference between the exercise price of the stock options and the market price of the Common Stock at exercise multiplied by the number of shares underlying the option exercised.

(2)	The value realized on the performance share awards represents the closing price of $22.23 on June 30, 2009, the vesting date of the first six-month tranche for the Revenue Awards, and the first six-month tranche for the Cash Flow Awards granted for the 24-month performance period ending June 30, 2010, multiplied in each case by the number of shares acquired upon vesting.

This table provides additional information about executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended June 30, 2009.

Non-Qualified Deferred Compensation

As of and for the Fiscal Year Ended June 30, 2009

Name	Executive Contributions FY2009 ($) (1)	Registrant Contributions in FY2009	Aggregate Earnings (Loss) in FY2009 ($) (2)	Aggregate Balance at June 30, 2009 ($)
FRANCIS J. KRAMER	$186,900	$—	$(315,425)	$782,593
CRAIG A. CREATURO	49,250	—	(127,658)	213,984
CARL J. JOHNSON	—	—	(698,623)	1,223,831
VINCENT D. MATTERA, JR.	88,875	—	(66,204)	154,746
JAMES MARTINELLI	49,000	—	(328,706)	750,453

(1)	Eligible participants can elect to defer up to 100% of awards under the Company’s Discretionary Incentive Plan and performance share awards. The executive contributions above relate to deferrals effected in August 2008 of bonuses earned during the fiscal year ended June 30, 2008.

(2)	Aggregate earnings include interest, dividends, capital gains (losses) and unrealized appreciation (depreciation) in the individual investments. The Deferred Compensation Plan is administered by a third party and provides for investment options similar to those under the Profit Sharing Plan with the exception that amounts under the Deferred Compensation Plan may be invested in Common Stock. Performance share awards and amounts that are deferred into Common Stock will be paid out in shares of Common Stock.

Potential Payments upon Change in Control and Employment Termination

Stock Option and Performance Share Awards

The Company’s stock option awards and performance share awards vest immediately prior to a change in control. Stock option awards and performance share awards also vest in the event of death, disability or retirement, although performance awards only vest in the event of death, disability or retirement to the extent earned on a pro-rata basis for the months employed relative to the performance period. In all other circumstances, the awards terminate upon termination of employment.

The following table sets forth for each of the following NEOs the potential amount that such NEO would have been entitled to receive pursuant to the vesting of unvested stock options and performance share awards held by the NEO as of June 30, 2009 assuming a termination as of June 30, 2009 under the termination scenarios described below. As noted above, all of Mr. Kramer’s stock options are vested as of June 30, 2009. The amounts shown are based on the closing price of the Common Stock on Nasdaq on June 30, 2009 of $22.23 per share and, for stock options, represent the difference between the exercise price of the unvested options and $22.23.

Named Executive Officer	Acceleration of Unvested Stock Options and Performance Shares Upon Change in Control ($)	Acceleration of Unvested Stock Options and Performance Shares Upon Death, Disability or Retirement ($)
FRANCIS J. KRAMER	$—	$—
CRAIG A. CREATURO	$33,631	$5,400
CARL J. JOHNSON	$46,047	$12,132
VINCENT D. MATTERA, JR.	$35,672	$5,400
JAMES MARTINELLI	$22,396	$2,700

Employment Agreements—Named Executive Officers

The following is an overview of the employment agreements the Company has entered into with its NEOs along with common definitions and terms applicable to all the employment agreements noted below:

Named Executive Officer	Employment Agreement Date
FRANCIS J. KRAMER	September 19, 2008
CRAIG A. CREATURO	September 19, 2008
CARL J. JOHNSON	September 6, 1988
VINCENT D. MATTERA, JR.	September 19, 2008
JAMES MARTINELLI	September 19, 2008

Common Definitions and Terms Used in the NEOs’ Employment Agreements

The following common definitions and terms are consistent for the NEOs’ employment agreements, except for Dr. Johnson’s employment agreement which is summarized below:

For purposes of the NEOs’ employment agreements:

•

“Cause” means a determination by our Board of Directors, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his duties and responsibilities with us under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to us; (iii) the conviction of an NEO, or a plea of “guilty” or “no contest” to a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, non-competition or non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense.

•

“Change in Control” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a transaction have less than a majority of the Company’s voting power or the entity owning or controlling us or (B) individuals who comprise our Board of Directors immediately prior to such transactions cease to be at least a majority of the members of our Board of Directors or of an entity controlling us; or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us or to a partnership, firm, entity or individuals not so controlled; or (iii) a majority of members of our Board of Directors consists of persons who were not nominated for election by or on behalf of our Board of Directors or with their concurrence; or (iv) a single person, or a vote of persons, obtains voting control over a majority of our outstanding shares; provided, however, that a change in control will not have occurred as a result of any transaction in which Dr. Johnson, and/or his affiliates, including the II-VI Foundation, directly or indirectly, acquire more than a majority of our assets or stock or of an entity controlling us.

•

“Good Reason” means without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s [eligibility for total annual compensation]; (iii) a material increase in the amount of the NEO’s business travel which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits with the result of overall benefits being significantly reduced; or (v) the relocation of the NEO to a facility or a location more than fifty (50) miles from the Saxonburg, Pennsylvania facility.

Employment Agreement—Mr. Kramer

Mr. Kramer’s employment agreement provides for an annual base salary of $433,000 with the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreement also provides Mr. Kramer with other benefits which are routinely provided to the employees of the Company, including participation in the Omnibus Plan.

If Mr. Kramer’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs and bonuses that would have been paid had he remained employed. In the event that Mr. Kramer terminates employment other than for Good Reason, he will receive accrued salary and bonuses on a pro-rata basis to the date of termination. Any such payments shall be made not later than the 15th day of the third month following the Company’s fiscal year in which Mr. Kramer dies or becomes totally disabled.

If the Company terminates his employment without Cause or if Mr. Kramer terminates employment for Good Reason, except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, after Mr. Kramer’s execution of a release, the Company will pay to him severance in an amount equal to two (2) multiplied by his Average Annual Income. Average Annual

Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three (3) fiscal years divided by three (3). The severance will be paid no later than sixty (60) days after the date of termination after the expiration of any applicable revocation periods set forth in the release. The Company also will pay the premiums for health insurance coverage for a period of up to eighteen (18) months and also will pay, no later than 60 days after the date of termination, a lump sum cash payment of $15,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If Mr. Kramer’s employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash bonuses for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company will pay the premiums for health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $40,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If the Company determines that part or any of the compensation to be paid to Mr. Kramer would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times his base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

In addition to the termination payment described above, the Company has also agreed to provide Mr. Kramer with life insurance coverage in an amount equal to two (2) times his annual base salary and to provide long-term disability benefits equal to 60% of his annual base salary in excess of $200,000 until the age of 66 as a supplemental disability benefit.

Mr. Kramer is also subject to the terms of an employee invention, confidentiality, two (2)-year non-solicitation and non-competition agreement with the Company that survives the termination of Mr. Kramer’s employment. If he engages in activities that violate these covenants, he will have no right to any unpaid severance benefits.

The following tables indicate the estimated severance payments that Mr. Kramer would have received assuming that the termination of his employment occurred as of June 30, 2009 under the circumstances described below.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause	Termination Without Cause (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$1,473,000	$2,157,000
Health Benefits	$—	$—	$15,000	$15,000
Life Insurance	$—	$—	$3,000	$3,000
Post-termination benefits	$—	$—	$15,000	$40,000

	$—	$—	$1,506,000	$2,215,000

Employment Agreements—Dr. Mattera, Mr. Creaturo and Mr. Martinelli

An amended and restated employment agreement was entered into with Dr. Mattera and employment agreements were entered into with Messrs. Creaturo and Martinelli, which provide for annual base salaries of $208,500, $234,500 and $194,000, respectively, and with the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreements also provide each of these NEOs with the other benefits which are routinely provided to the employees of the Company including participation in the Omnibus Plan and bonus plans.

If employment of any of these NEOs is terminated by the Company except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, and other than a termination for Cause, after such NEO’s execution of a release, the Company will pay to the NEO severance in an amount equal to nine (9) months of the monthly salary which the NEO is receiving at the time of separation. The severance will be paid no later than sixty (60) days after the date of termination. The Company also will pay the premiums for health insurance coverage for a period of up to nine (9) months.

If any of these NEO’s employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to the NEO severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash bonuses for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company will pay the premiums for health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $20,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If the Company determines that any of the compensation to be paid to any of these NEOs would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times their base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

The following tables indicate the estimated severance payment for Dr. Mattera, Mr. Creaturo and Mr. Martinelli each would have received assuming that the termination of their employment occurred as of June 30, 2009 under the circumstances described below.

Vincent D. Mattera, Jr.

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$157,000	$1,334,000
Health Benefits	$—	$—	$7,000	$15,000
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$164,000	$1,369,000

Craig A. Creaturo

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$176,000	$1,125,000
Health Benefits	$—	$—	$9,000	$17,000
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$185,000	$1,162,000

James Martinelli

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$146,000	$1,033,000
Health Benefits	$—	$—	$9,000	$17,000
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$154,000	$1,070,000

Employment Agreement—Dr. Johnson

Dr. Johnson’s employment agreement provides for severance benefits in the event his employment is terminated under certain circumstances. The employment agreement does not contain change of control provisions. In the event the Company terminates the employment of Dr. Johnson for any reason other than for fraud, theft, embezzlement or some other act of dishonesty connected to employment, the Company will pay an aggregate severance amount equal to nine (9) months of his base salary, plus out-placement services as follows:

Named Executive Officer	Severance Payment	Out-Placement Services	Health Benefits	Total
CARL J. JOHNSON	$107,000	$18,000	$—	$125,000

DIRECTOR COMPENSATION

The Company uses a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Company’s Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties as well as the skill-level required for members of the Company’s Board of Directors. Directors are subject to the Company’s minimum share ownership requirement of 2000 shares of Common Stock. A director who does not comply with this requirement would not be permitted to stand for re-election. As of the date of this proxy statement, all directors currently meet or exceed this requirement.

The compensation program for the directors who are not also our employees, to whom we refer to as non-employee directors, is reviewed annually by our Compensation Committee to ensure the program remains competitive. As part of the Compensation Committee’s review, the types and levels of compensation offered to our non-employee directors are compared to those provided by a select group of comparable companies. The companies comprising this group are the same Comparator Group utilized for the Company’s NEOs and are listed in “Compensation Discussion and Analysis.”

The Compensation Committee strives to set compensation targets that are competitive with our Comparator Group. It relies on proxy statements, compensation surveys and its compensation consultants, Towers Perrin and Pearl Meyer, for data on current market pay practices and trends. Our compensation consultants are primarily engaged to provide the Compensation Committee with publicly available compensation data and current compensation trends.

Cash Compensation Paid to Board Members

Annual Retainers

For the fiscal year ended June 30, 2009, members of the Board of Directors who are non employee directors were entitled to receive an annual cash retainer of $15,000 at the first board meeting of the calendar year. A fee of $1,500 per day for attending meetings of the Board of Directors, plus reimbursement of expenses, was paid to the non-employee Board of Directors.

Additional Retainers for Committee Chairs

In addition to the annual retainer for each non-employee director, each non-employee director who chairs a Board standing committee is entitled to an additional cash retainer, which is payable at the same time as the regular annual retainer. In addition, attendance fees are paid for Board committee meetings if such meetings are in person and held on a day other than a day on which a Board meeting is held, plus reimbursement of expenses. The Subsidiary Committee was created in August 2009. For fiscal year 2009, the additional retainer for service as a committee chair and attendance fees were as follows:

Committee	Chair Retainer Amount	Attendance Fee
Audit	$5,000	$1,000
Compensation	$2,000	$1,000
Corporate Governance and Nominating	$1,500	$1,000
Subsidiary	$1,500	$1,500

The Lead Independent Director receives an additional annual retainer of $2,000 for services in this role.

Stock Option Program

Annually, each eligible non-employee director receives a grant of stock options to purchase shares of Common Stock with an exercise price equal to the fair market value of such stock on the grant date. In February 2009, each non-employee director received a grant of options to purchase 11,500 shares of Common Stock at an exercise price of $20.08 per share with a total fair value of $101,000 using a Black-Scholes valuation. This grant was 75% of the amount of a typical grant to non-employee directors as the intent, at the grant date, was to move the annual grant date from the traditional February timeframe to the November timeframe, to better align the timing of the grants to the named executive officers and the non-employee directors. Options received by non-employee directors have the same terms as grants to our employees.

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended June 30, 2009. Dr. Carl J. Johnson is Chairman of our Board of Directors and Mr. Francis J. Kramer, our President and Chief Executive Officer, is a member of the Board of Directors. Their compensation is reported in the Summary Compensation Table and the other tables set forth herein. They do not receive any additional compensation in connection with their service on our Board of Directors.

Director Compensation Table

Fiscal Year Ended June 30, 2009

Non-employee Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
JOSEPH J. CORASANTI	$26,000	$113,078	$—		$139,078
WENDY F. DICICCO	24,500	59,495	—		83,995
THOMAS E. MISTLER	29,500	113,078	—		142,578
DUNCAN A.J. MORRISON	31,000	113,078	—		144,078
MARC Y.E. PELAEZ	25,000	113,078	16,500	(2)	154,578
PETER W. SOGNEFEST	27,000	113,078	13,500	(3)	153,578

(1)	Amounts reflect compensation expense recognized for financial statement purposes for the fiscal year ended June 30, 2009 in accordance with SFAS 123(R) related to option awards granted in and prior to the fiscal year ended June 30, 2009. Refer to Note A to the Company’s Consolidated Financial Statements on Form 10-K for the fiscal year ended June 30, 2009 for relevant assumptions used to determine the valuation of option awards, except that any estimate of forfeitures for service-based conditions have been disregarded. The grant date fair value of the stock options granted to each non-employee director in fiscal 2009 was $101,000 using a Black-Scholes valuation.

(2)	Reflects fees earned from serving on certain of our subsidiaries’ advisory boards.

(3)	Reflects consulting fees earned by Seamoc for which Mr. Sognefest is President, Chief Executive Officer and Chairman.

As of June 30, 2009, Mr. Corasanti, Ms. DiCicco, Mr. Mistler, Mr. Morrison, Rear Adm. Pelaez, and Mr. Sognefest had outstanding stock option awards of 61,400 shares, 28,200 shares, 69,800 shares, 51,400 shares, 71,400 shares and 38,620 shares, respectively.

Recent Compensation Decisions

On August 15, 2009, the Compensation Committee granted stock option awards under the 2005 Omnibus Plan to our non-employee directors. This current grant of stock option awards were made to our non-employee directors to align the timing of their stock option granting with the timing of stock option grants to the Company’s NEOs and other Company employees which usually takes place in August of each year. Each non-employee director received a stock option grant of 8,560 shares of Common Stock at a price of $24.15 with a total fair value of $101,000 using a Black-Scholes valuation.

APPROVAL OF THE II-VI INCORPORATED 2009 OMNIBUS INCENTIVE PLAN

(PROPOSAL 2)

On September 17, 2009, upon recommendation of the Compensation Committee, the Board of Directors unanimously adopted, subject to approval of the shareholders of the Company, the Company’s 2009 Omnibus Incentive Plan (the “2009 Plan”). The shareholders will be asked to vote on a proposal to approve the 2009 Plan which provides for the grant of stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares and/or performance units in the aggregate not to exceed 1,600,000 shares of Common Stock and/or performance units. Up to an additional 2,520,890 shares of Common Stock may be added to the 2009 Plan from the forfeiture of outstanding options granted under the 2005 Omnibus Plan. If the 2009 Plan is approved by shareholders, no further awards will be made under the Company’s 2005 Omnibus Plan.

The Board of Directors has concluded that the 2009 Plan is necessary in order to maintain the availability of incentive and rewards as a vehicle for securing the advantages of incentive and the sense of proprietorship inherent in stock ownership with respect to directors, officers, key employees, consultants and independent contractors who are responsible for the Company’s continued growth, development and future success and assisting the Company’s efforts to recruit, retain and motivate high-quality employees. Accordingly, the Board of Directors believes that adoption of the 2009 Plan is in the best interests of the Company and its shareholders.

The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by shareholders present in person or by proxy at the meeting is required to approve the 2009 Plan.

The Board of Directors of the Company unanimously recommends a vote FOR the approval of the II-VI Incorporated 2009 Omnibus Incentive Plan.

Summary Plan Description

The following summary description is not a complete statement of the 2009 Plan and is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is attached hereto as Exhibit A.

Administration. The 2009 Plan is to be administered by the Board of Directors or, at its election, either by (i) a committee of the Board of Directors or (ii) with respect to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended, an officer of the Company (the “Plan Administrator”). The Plan Administrator from time to time at its discretion makes determinations with respect to the persons who shall be granted awards, as well as the amount, timing and conditions of such awards.

Awards Available. Awards under the 2009 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares or performance units in any combination thereof. The maximum number of shares as to which awards may be granted under the 2009 Plan is 1,600,000 shares of Common Stock. Up to an additional 2,520,890 shares of Common Stock may be added to the 2009 Plan from the forfeiture of outstanding options granted under the 2005 Omnibus Plan. This reserved share amount is subject to adjustments by the Plan Administrator as provided in the 2009 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of Common Stock issued under the 2009 Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company.

Eligibility. Employees of the Company and its subsidiaries, nonemployee directors and consultants may be selected by the Plan Administrator to receive awards under the 2009 Plan. The benefits or amounts that may be received by or allocated to participants under the 2009 Plan will be determined at the discretion of the Plan Administrator.

Types of Awards

1.	Stock Options. Stock options entitle the optionee to purchase shares of Common Stock of the Company at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. No stock option may be exercised more than 10 years from the date of grant.

2.	Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Plan Administrator and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s Common Stock on the date the rights are exercised. The base price must not be less than the fair market value of the Company’s Common Stock on the date the right is granted. The Plan Administrator may grant “tandem” stock appreciation awards in connection with an option or “free-standing” stock appreciation awards unrelated to an option. No stock appreciation right may be exercised more than 10 years from the date of grant.

3.	Restricted Shares and Restricted Share Units. An award of restricted shares involves the immediate transfer by the Company to a participant of a specific number of shares of Common Stock in return for the performance of services. An award of restricted share units represents the right to receive either (as the Plan Administrator determines) a specific number of shares of Common Stock or cash or other consideration equal to the fair market value of a share of Common Stock, as determined in accordance with the terms of the 2009 Plan. Restricted shares and restricted share units issued by the Company will be issued subject to certain terms, conditions and restrictions described in the applicable award agreements evidencing such awards including, but not limited to, the recipient’s continued employment or performance of services for the Company. A recipient of restricted shares is immediately entitled to voting, dividend and other ownership rights in such shares, subject to the discretion of the Plan Administrator. The Plan Administrator may, in its sole discretion, also grant dividend equivalents to restricted share unit recipients, which may either be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock.

4.	Deferred Shares. An award of deferred shares represents the right to receive a specific number of shares of Common Stock at the end of a specified deferral period. During the deferral period, the participant is not entitled to vote or receive dividends on the shares of Common Stock subject to the award, but the Plan Administrator may provide for the payment of dividend equivalents on a current or deferred basis.

5.	Performance Shares and Performance Units. A performance share is the equivalent of one share of Common Stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”). If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Plan Administrator.

Performance Objectives. The 2009 Plan provides that grants of performance shares, performance units or, when determined by the Plan Administrator, options, deferred shares, restricted stock or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross revenue, gross margin return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow

(including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measure/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. If the Plan Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the performance objectives unsuitable, the Plan Administrator may modify upward or downward the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Plan Administrator deems appropriate and equitable; provided, however, that (i) no such adjustment may be authorized to the extent that such authority would be inconsistent with the 2009 Plan or any award meeting the requirements (or an applicable exception thereto) of Section 162(m), Section 409A or other applicable statutory provision; and (ii) in the case of a Qualified Performance-Based Award, the Plan Administrator shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Transferability. No awards granted under the 2009 Plan or any right thereto will be assignable or transferable by a participant except by will or by the laws of descent and distribution any options or stock appreciation rights issued under the 2009 Plan will be exercisable only during the participant’s lifetime, by the recipient only or, in the event of such person’s legal incapacity, by such person’s guardian or legal representative acting in a fiduciary capacity on behalf of such person under state law.

Deferred Payment of Awards. The Plan Administrator may permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the 2009 Plan pursuant to such rules, procedures or programs as it may establish for purposes of the 2009 Plan. In the case of restricted shares, the deferral may be effected by the participant’s agreement to forego or exchange such person’s award and receive an award of deferred shares. The Plan Administrator may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares of Common Stock.

Plan Adjustments. In the event a dividend (other than a regular cash dividend), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event occurs which affects the shares of the Company such that the Plan Administrator determines that an adjustment is necessary to prevent dilution of the outstanding shares or enlargement of the rights that would otherwise result from such transaction or event, then the Plan Administrator will have the authority to make certain equitable terminations and/or adjustments to the 2009 Plan and awards made thereunder, including the authority to adjust: (i) the number of shares covered by outstanding awards; (ii) the prices per share applicable to options and stock appreciation rights granted thereunder; or (iii) the kind of shares covered by the 2009 Plan (including shares of another issuer). Moreover, in the event of any such transaction or event, the Plan Administrator may provide in substitution for any or all outstanding awards under the 2009 Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all awards in exchange for such alternative consideration. The Plan Administrator may not, however, make any adjustments to the 2009 Plan which would compromise the plan’s compliance with Sections 422(b)(1), 162(m) and/or 409A of the Code.

Plan Amendment. The 2009 Plan may be amended from time to time by the Board of Directors; provided however, that the Board of Directors may not, without the approval of the Company’s shareholders, increase the number of shares available under the plan, increase the maximum number of shares underlying awards which may be issued to a single participant in any one calendar year or institute any amendments to the plan which would permit additional awards to be issued under the 2005 Omnibus Plan or otherwise affect the provisions of the plan dealing with the forfeiture of unexercised options granted under the 2005 Omnibus Plan or the 2009 Plan (unless such amendment is deemed necessary to reflect an adjustment made in order to prevent dilution). The Board may condition any amendment on the approval of the Company’s shareholders, if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. The Plan Administrator may also amend or modify the plan and/or any outstanding awards issued thereunder in order to conform the provisions of the Plan or such awards with Section 409A of the Code, regardless of whether such modification, amendment or termination of the Plan will adversely affect the rights of a participant under the Plan or an award agreement.

Plan Termination. The 2009 Plan will terminate on the tenth anniversary of the date it is approved by shareholders or, if earlier, the date on which the Board adopts a resolution terminating the plan, and no award will be granted under the plan after that date.

Tax Aspects. The following is a general summary of the principal federal income tax consequences of certain awards and transactions under the 2009 Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. Notwithstanding any provision of the 2009 Plan or an award agreement to the contrary, if any award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the 2009 Plan and any applicable award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

Nonqualified Stock Options and Stock Appreciation Rights. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss). The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. The holder of a stock appreciation right will not normally realize any taxable income upon the grant of the stock appreciation right. Upon the exercise of a stock appreciation right, the person exercising the stock appreciation right will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the stock appreciation right, the fair market value of such shares as of the exercise date. The Company will generally be entitled to a tax deduction for compensation paid in the same amount that the holder of the stock appreciation right realizes as ordinary income. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.

Incentive Stock Options. Options issued under the 2009 Plan and designated as incentive stock options and are intended to qualify under Code Section 422. Under the provisions of Code Section 422 and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an incentive stock option, nor is the Company entitled to any deduction. The exercise of an incentive stock option is also not a taxable event, although the difference between the option price and the fair market value of the option stock on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of stock acquired upon exercise of an incentive stock option depends, in part, on whether the stock is held for at least two years from the date the option was granted and at least one year from after the date the stock was transferred to the optionee. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Restricted Stock and Restricted Stock Units. Upon the grant of restricted stock, the participant will not recognize taxable income and the Company will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock on that date (less the price paid, if any, for such stock). Alternatively, the participant may elect, within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the stock on the date of grant. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. In either event, at the time the participant recognizes income with respect to the restricted stock, the Company is generally entitled to a deduction in an equal amount.

Deferred Shares. A participant of a deferred share award will not be required to recognize any income for federal income tax purposes at the time of the grant of such award, nor is the Company entitled to any deduction at such time. Rather, when the deferred shares are paid, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the participant. When the participant recognizes ordinary income upon receipt of the deferred shares, the Company generally will be entitled to a tax deduction in the same amount.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received. When the participant recognizes ordinary income upon payment of the performance shares and /or units, the Company generally will be entitled to a tax deduction in the same amount.

Limitations on Company’s Deductions; Consequences of Change in Control. With certain exceptions, Code Section 162(m) limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Company’s chief executive officer and its four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Code Section 162(m). If the Company’s shareholders approve the 2009 Plan, the Company believes that stock options, stock appreciation rights and performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2009 Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to such stock options, stock appreciation rights and performance awards. However, with respect to compensation attributable to restricted stock and restricted stock units, deferred share awards, stock awards, other stock-based awards and performance awards (not intended to be treated as qualified performance-based compensation as defined in the Code), the deduction that the Company might otherwise receive with respect to such awards to covered employees may be disallowed.

In addition, if a change in control of the Company causes awards under the 2009 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G.

Section 409A. Section 409A of the Code generally became effective on January 1, 2005 and potentially applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A (or satisfy an exception thereto), the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards under the 2009 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the 2009 Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
As of June 30, 2009	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	2,154,135		$24.61	632,650	(2)
Equity compensation plans not approved by security holders	0		0	0

Total	2,154,135		$24.61	632,650

As of September 4, 2009	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	2,520,890	(3)	$24.61	231,139	(2)
Equity compensation plans not approved by security holders	0		0	0

Total	2,520,890		$24.61	231,139

(1)	The II-VI Incorporated 2005 Omnibus Plan.

(2)	In the event that the II-VI Incorporated 2009 Plan is approved by the shareholders at the annual meeting, no further awards will be made under the 2005 Omnibus Plan.

(3)	Weighted average remaining contractual life of outstanding options as of September 4, 2009 is 7.06 years.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2009, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each of the members of the Audit Committee is independent as defined under Nasdaq’s listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s annual report, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under Generally Accepted Accounting Principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the fiscal year ended June 30, 2009, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standards No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

Audit Committee

Duncan A.J. Morrison, Chairman

Wendy F. DiCicco, Vice Chairman

Joseph J. Corasanti

Thomas E. Mistler

The foregoing report of the Audit Committee shall not be deemed to be “soliciting materials” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 19333, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information available to the Company as of August 31, 2009, regarding the ownership of the Company’s Common Stock by (i) each of the Company’s directors; (ii) each of the Company’s executive officers including each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

	Beneficial Ownership of Common Stock (1)
	Shares	Percent
CARL J. JOHNSON (2)	4,243,493	14.3%
c/o II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056
JOSEPH J. CORASANTI (3)	31,160	*
WENDY F. DICICCO (3)	6,680	*
FRANCIS J. KRAMER (3) (4)	434,776	1.5%
THOMAS E. MISTLER (3) (5)	920,794	3.1%
DUNCAN A.J. MORRISON (3) (6)	44,000	*
MARC Y.E. PELAEZ (3)	42,760	*
PETER W. SOGNEFEST (3) (7)	15,276	*
HERMAN E. REEDY (8)	44,936	*
JAMES MARTINELLI (8) (9)	93,607	*
CRAIG A. CREATURO (8) (10)	44,650	*
VINCENT D. MATTERA, JR. (8)	60,634	*
COLUMBIA WANGER ASSET MANAGEMENT, L.P. (12)	3,208,300	10.9%
227 WEST MONROE STREET, SUITE 3000 CHICAGO, IL 60606
BARCLAYS GLOBAL INVESTORS, N.A. (13)	1,576,596	5.3%
400 HOWARD STREET SAN FRANCISCO, CA 94105
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (TWELVE PERSONS) (2)-(11)	5,982,766	19.9%

*	Less than 1%

(1)	Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2)	Includes 2,529,230 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 83,515 shares subject to stock options held by Dr. Johnson and exercisable within 60 days of August 31, 2009. Also includes 755,064 shares held by Dr. Johnson’s wife, as to which he disclaims beneficial ownership, 297,089 shares in a charitable trust over which Dr. Johnson has shared voting and investment power and 578,595 shares in a non-profit foundation over which Dr. Johnson has shared voting and investment power.

(3)	Includes 30,760 shares, 4,680 shares, 154,775 shares, 39,160 shares, 20,760 shares, 40,760 shares and 7,980 shares subject to stock options held by Mr. Corasanti, Ms. DiCicco, Mr. Kramer, Mr. Mistler, Mr. Morrison, Rear Admiral Pelaez and Mr. Sognefest, respectively, and exercisable within 60 days of August 31, 2009.

(4)	Includes 80,000 shares held by Mr. Kramer’s wife, as to which he disclaims beneficial ownership.

(5)	Includes 181,748 shares held in trust and 699,886 shares held in limited partnerships in which Mr. Mistler is a general partner.

(6)	Includes 2,000 shares held by Mr. Morrison’s wife, as to which shares he disclaims beneficial ownership.

(7)	Includes 1,160 shares held by Mr. Sognefest’s son, as to which shares he disclaims beneficial ownership.

(8)	Includes 16,520 shares, 41,745 shares, 28,125 shares and 46,480 shares subject to stock options held by Mr. Reedy, Mr. Martinelli, Mr. Creaturo and Dr. Mattera, respectively and exercisable within 60 days of August 31, 2009.

(9)	Includes 5,600 shares over which Mr. Martinelli has shared voting and investment power.

(10)	Includes 8,252 shares over which Mr. Creaturo has shared voting and investment power.

(11)	Includes 515,260 shares subject to stock options held by executive officers and directors as a group and exercisable within 60 days of August 31, 2009.

(12)	Based on its Schedule 13G filed with the Securities and Exchange Commission on December 31, 2008, Columbia Wanger Asset Management, L.P., a registered investment advisor, reports sole voting power over 3,202,000 shares of Common Stock and sole dispositive power over 3,208,300 shares of Common Stock. Such shares are owned by various investment companies, trusts and accounts to which Columbia Wanger Asset Management, L.P. provides investment advice.

(13)	Based on its Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009, Barclays Global Investors, N.A. reports sole voting power over 1,215,522 shares of Common Stock and sole dispositive power over 1,576,596 shares of Common Stock. Certain shares reported by Barclays Global Investors, N.A. are owned by various investment companies affiliated with Barclays Global Investors, N.A.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Audit Committee’s selection of Ernst & Young LLP (E&Y) as the Company’s independent registered public accountants for the fiscal year ending June 30, 2010. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firms during the fiscal years ended June 30, 2009 and 2008. On January 3, 2008, the Company engaged E&Y as its independent registered public accounting firm to perform the Company’s annual audit for fiscal year ended June 30, 2008. Prior to the engagement of E&Y, the Company used the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”). The audit fees and expenses for the fiscal year ended June 30, 2008 were for services performed by E&Y and Deloitte.

	2009	2008 (2)
Audit Fees:
Audit of Annual Financial Statements and Interim Reviews (1)	$707,000	$678,000

Total Fees	$707,000	$678,000

(1)	Includes fees and expenses for the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Excludes approximately $139,000 of fees billed for services rendered by Deloitte in the fiscal year 2008.

The Audit Committee pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm fees for all audit and non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

Deloitte was dismissed as the independent registered public accounting firm of the Company, effective January 3, 2008. The decision to dismiss Deloitte was made by the Audit Committee following a process it undertook to consider the selection of the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2008.

Deloitte’s report on the Company’s consolidated financial statements as of and for the year ended June 30, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended June 30, 2007, and through the date of resignation, there were no: disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its report on the consolidated financial statements of the Company for such year; or reportable event.

OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of Common Stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of a class of the Company’s registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company’s directors, executive officers and more than ten percent shareholders timely filed all reports due under Section 16(a) for the period from July 1, 2008 through June 30, 2009 with the exception of the filing an amended Form 4 report of Dr. Carl J. Johnson to correct the transaction date and the price of the disclosed acquisition.

Shareholder Proposals

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting of the Company expected to be held in November 2010 must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 28, 2010. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2010 Annual Meeting, but are intended to be presented by the shareholder from the floor, unless notice of the intent to make such proposal is received by Mr. German at the address above on or before August 11, 2010 after which such proposals shall be considered untimely.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

FORM 10-K ANNUAL REPORT TO THE SECURITIES

AND EXCHANGE COMMISSION

A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2009, as filed with the Securities and Exchange Commission, is being furnished with this proxy statement. A shareholder may obtain additional copies of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company’s costs of providing such exhibits by writing to Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling (724) 352-4455. As noted previously, this Proxy Statement and the Annual Report to Shareholders has been posted on the Internet at www.proxyvote.com.

II-VI INCORPORATED

2009 OMNIBUS INCENTIVE PLAN

II-VI INCORPORATED

2009 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of this II-VI Incorporated 2009 Omnibus Incentive Plan (the “Plan”) is to attract and retain employees, consultants and directors for II-VI Incorporated and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

2. Definitions. As used in this Plan and unless otherwise specified in the applicable Award Agreement, the following terms shall be defined as set forth below:

2.1 “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares or Performance Units granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means (i) the consummation of any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of all or substantially all of the assets of the Company; (ii) the consummation of any merger or consolidation to which the Company is a party as a result of which the “persons” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than a majority of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation or (iii) any “person” (as defined above) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities in a transaction or series of transactions not approved by the Board of Directors. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5) or any successor provision.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation Committee of the Board or its successor.

2.8 “Company” means II-VI Incorporated, a Pennsylvania corporation, or any successor corporation.

2.9 “Consultant” means any non-Employee independent contractor or other service provider engaged by the Company or a Subsidiary.

2.10 “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.11 “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.12 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.13 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the Nasdaq National Market (or, if the Shares are not trading on the Nasdaq National Market, on the principle market on which the Shares are trading) on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred. If the Shares are not reported on the basis of closing sale price, then the average of the highest bid and lowest ask prices shall be used to determine fair market value.

2.14 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.15 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.16 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.17 “Nonemployee Director” means a member of the Board who is not an Employee.

2.18 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.19 “Option” means any option to purchase Shares granted under Section 5.

2.20 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.21 “Option Price” means the purchase price payable upon the exercise of an Option.

2.22 “Participant” means an Employee, Consultant or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.23 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: return on equity, diluted or adjusted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total shareholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys, productivity, expense reduction levels, debt, debt reduction, the completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Company’s annual report for the applicable period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, upward or downward, as the Committee deems appropriate and equitable; provided, however, that (i) no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any award meeting the requirements (or an applicable exception thereto) of Section 162(m), Section 409A or other applicable statutory provision; and (ii) in the case of a Qualified Performance-Based Award, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

2.24 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

2.25 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.26 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.27 “Predecessor Plan” means the II-VI Incorporated Stock Option Plan of 2001 and/or the II-VI Incorporated 2005 Omnibus Incentive Plan.

2.28 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. For any Qualified Performance-Based Award under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

2.29 “Restricted Shares” shall mean an Award of Shares that are granted under and subject to the terms, conditions and restrictions described in Section 7.

2.30 “Restricted Share Units” shall mean an Award of the right to receive (as the Committee determines) Shares, or cash or other consideration equal to the Fair Market Value of a Share for each Restricted Stock Unit, issued subject to the terms, conditions and restrictions described in Section 7.

2.31 “Section 162(m)” shall mean Section 162(m) of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.32 “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.33 “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.2.33 “Shares” means shares of Common Stock, no par value, of the Company, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.

2.34 “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with the regulations issued under Code Section 409A and the procedures established by the Company.

2.35 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.36 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.37 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, including any such corporation or other entities which become a Subsidiary after adoption of the Plan; provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any subsidiary corporation within the meaning of the Code Section 424(f) or any successor provision thereof.

2.38 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3. Shares Available Under the Plan.

3.1 Reserved Shares. Subject to adjustment as provided in Section 11, the maximum number of Shares that may be delivered pursuant to Awards, including Shares issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 1,600,000 Shares plus Shares added to the Plan pursuant to Section 3.3. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

3.2 Maximum Calendar Year Award. No Participant may receive Awards representing more than 125,000 Shares in any one calendar year, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 5,000,000.

3.3 Predecessor Plan Options; Forfeitures. Upon the effectiveness of this Plan pursuant to Section 18, no additional options or other awards shall be made pursuant to the Predecessor Plan. To the extent that (i) Options are granted under the Plan, or (ii) any of the 2,520,890 options granted under the Predecessor Plan which are outstanding as of September 4, 2009, shall expire or terminate without being exercised, the Shares covered thereby shall remain available under or be added to the Plan as the case may be. To the extent that Shares underlying Awards made under the Plan shall be forfeited, such Shares shall remain available under the Plan.

4. Plan Administration.

4.1 Board Committee Administration. This Plan shall be administered by the Committee, provided that the full Board may at any time act as the Committee. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

4.2 Committee Delegation. The Committee may, with respect to Participants whom the Committee determines are not likely to be subject to Code Section 162(m), delegate to one or more officers of the Company the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such Awards.

5. Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price provided such Shares have been purchased by such Optionee in the open market or have been held by such Optionee for at least six months, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4 Payment of Option Price in Shares. On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

5.5 Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.6 Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option. Each grant of an Option may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Option will be exercisable and may set forth a formula for determining the portion of the Option to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.7 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event.

5.8 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 or such other amount limitation as may be provided in the Code, such Options shall be treated as Nonqualified Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, and any regulations promulgated thereunder.

5.9 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date. Unless otherwise provided for in any Award Agreement:

(a) In the event of the death of an Optionee (i) while an employee or a Nonemployee Director of the Company, (ii) within the twelve (12) month period after termination of employment or service as a Nonemployee Director with the Company because of total and permanent disability, as defined in Code Section 105(d)(4), or (iii) within the three (3) year period after termination of employment with or separation from service from the Company because of early, normal or late retirement, as those terms are defined in the Company’s profit sharing plan, or, in the case of a Nonemployee Director, upon the attainment of age 65 and 20 years of service on the Board, any unvested portion of such Optionee’s Options will immediately vest and may be exercised at any time, or from time to time, within one (1) year or the date such Optionee’s death but in no event later than the expiration date of such Option(s).

(b) If an Optionee’s employment with the Company or service as a Nonemployee Director shall terminate because of total and permanent disability, as defined in Code Section 105(d)(4), any unvested portion of such Optionee’s Options will immediately vest and may be exercised at any time, or from time to time, within twelve (12) months of the date of termination of employment or service, but in no event later than the expiration date of such Option(s).

(c) If an Optionee’s employment with the Company or service as a Nonemployee Director shall terminate because of his early, normal or late retirement as those terms are defined in the Company’s profit sharing plan, or, in the case of a Nonemployee Director, upon the attainment of age 65 and 20 years of service on the Board, any unvested portion of such Optionee’s Options will immediately vest and may be exercised at any time, or from time to time, within three (3) years of the date of termination of employment or service, but in no event later than the expiration date of such Option(s).

(d) If an Optionee’s employment or service as a Nonemployee Director shall terminate for any reason other than death, total and permanent disability or retirement as aforesaid, all of such Optionee’s rights to exercise Options shall terminate at the date of such termination of employment or service.

5.10 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4 Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event.

6.5 Dividend Equivalents. On or after the Grant Date of any Stock Appreciation Rights, the Committee may, to the extent not inconsistent with Section 162(m) or Section 409A, provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

6.6 Performance-Based Stock Appreciation Rights. Any grant of a Stock Appreciation Right may specify Performance Objectives that must be achieved as a condition to exercise of the Stock Appreciation Right. Each grant of a Stock Appreciation Right may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Stock Appreciation Right will be exercisable and may set forth a formula for determining the portion of the Stock Appreciation Right to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

6.7 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.8 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and

(ii) by surrender of the all or a portion of the related Option (or such other right) for cancellation in an amount equal to the portion of the Tandem Stock Appreciation Right so exercised.

6.9 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.10 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii) Each grant shall specify the period or periods of continuous employment or service of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event.

7. Restricted Shares and Restricted Share Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Transfer of Shares/Grant of Right. The Committee shall determine the number of Shares to be issued to a Participant pursuant to the Award of Restricted Shares or Restricted Share Units. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Each grant of Restricted Share Units shall constitute a right to receive Shares, or cash or other consideration equal to the Fair Market Value of a Share for each Restricted Stock Unit, on the terms, conditions and restrictions described in Section 7 and in the Award Agreement.

7.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3 Substantial Risk of Forfeiture. The Committee shall determine in its discretion and specify in each Award Agreement evidencing an Award of Restricted Shares or Restricted Share Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company and its Subsidiaries during the Restricted Period shall have on such Award, and/or such other “substantial risk of forfeiture”, and may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or as otherwise provided by the Committee in its sole discretion.

7.4 Dividends, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue. The Committee may also grant dividend equivalents to Participants in connection with Awards of Restricted Share Units. The Committee may specify whether such dividend or dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares; provided that, unless otherwise determined by the Committee, dividends and dividend equivalents shall be subject to all conditions and restrictions of the underlying Restricted Shares and Restricted Share Units to which they relate.

7.5 Restrictions on Transfer. The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, restrictions on the transferability of the Restricted Shares or Restricted Share Units, rights of repurchase or first refusal in the Company, or provisions subjecting the Restricted Shares or Restricted Stock Units to a continuing substantial risk of forfeiture in the hands of any transferee).

7.6 Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

7.8 Award Agreements. Each Award of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. At the discretion of the Committee, the Company need not issue stock certificates representing Restricted Shares and such Restricted Shares may be evidenced in book entry form on the books and records of the Company’s transfer agent. If certificates are issued for Restricted Shares, unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8. Deferred Shares. To the extent consistent with the provisions of Section 17 of this Plan, the Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3 Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control of the Company or other similar transaction or event.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

9.7 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend or dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

9.8 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10. Transferability.

10.1 Transfer Restrictions. Except as provided in Section 10.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

10.2 Limited Transfer Rights. The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

10.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

11. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Awards, including Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares, granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all Awards in exchange for such alternative consideration. If, in connection with any such transaction or event in which the Company does not survive, the amount payable pursuant to any Award, based on consideration per Share to be paid in connection with such transaction or event and the Base Price, Option Price, Spread or otherwise of the Award, is not a positive amount, the Committee may provide for cancellation of such Award without any payment to the holder thereof. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11. The Committee will not, in any case, make any of the following adjustments: (A) with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, (B) with respect to any Award, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, unless otherwise determined by the Board, and (C) with respect to any Award subject to Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 409A (or an exception thereto).

12. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13. Withholding Taxes. A Participant may be required to pay to the Company, a Subsidiary or any affiliate, and the Company, Subsidiary or any affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

14. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any

Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

15. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16. Amendments and Other Matters.

16.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. Notwithstanding anything to the contrary contained herein, the Committee may also make any amendments or modifications to this Plan and/or outstanding Awards in order to conform the provisions of the Plan or such Awards with Code Section 409A regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan or an Award Agreement.

16.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his of her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

16.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

16.4 Repricing Prohibited. Except in connection with a corporate transaction involving the Company as provided for in Section 11, the terms of the outstanding Option or Stock Appreciation Right may not be amended by the Committee to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

16.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

16.6 Tax Qualifications. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan. Notwithstanding any provision of this Plan to the contrary, if any benefit or Award under this Plan is intended to qualify as performance-based compensation under Code Section 162(m) and the regulations issued thereunder and a provision of this Plan would prevent such benefit or Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 162(m), Section 409A or any other applicable statutory or regulatory provision.

17. Section 409A.

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Committee to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

(d) The grant of non-qualified Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

18. Effective Date. This Plan shall become effective upon its approval by the shareholders of the Company.

19. Termination. No Award shall be granted from and after the tenth anniversary of the date upon which this Plan is approved by the shareholders of the Company or after such date that the Board shall have adopted a resolution terminating the Plan. This Plan shall remain in effect with respect to Awards outstanding at that time.

20. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

21. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws.

VOTE BY INTERNET - www.proxyvote.com
II-VI INCORPORATED 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by II-VI Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to II-VI Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M16731-P84187	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

II-VI INCORPORATED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1, 2 AND 3.
Vote on Directors		☐	☐	☐
1.	Election of Two Class One Directors for a term to expire in 2012.
Nominees:
01) Marc Y.E. Pelaez
02) Wendy F. DiCicco

Vote on Proposals							For	Against	Abstain

2.	Approval of the II-VI Incorporated 2009 Omnibus Incentive Plan.						☐	☐	☐

3.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.						☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 6, 2009: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

Please date, sign and mail your

Proxy card back as soon as possible!

M16732-P84187

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II-VI INCORPORATED Annual

Meeting of Shareholders

November 6, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Francis J. Kramer and Peter W. Sognefest or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 4, 2009 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056, on November 6, 2009, and at any adjournment thereof.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)